UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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UROGEN PHARMA LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UROGEN PHARMA LTD.

400 Alexander Park Drive, Princeton, New Jersey 08540

April 29, 2020

Dear Shareholder,

You are cordially invited to attend the annual meeting of shareholders of UroGen Pharma Ltd. (the “Company”) to be held on June 8, 2020 at 9:00 a.m., Eastern Time. Due to the public health impact of the novel coronavirus disease pandemic and to support the health and well-being of our shareholders, employees, management and directors, the annual meeting will be a completely virtual meeting of shareholders. You can attend the annual meeting by visiting www.meetingcenter.io/282744143 where you will be able to listen to the meeting live, submit questions and vote online. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before the annual meeting start time of 9:00 a.m., Eastern Time on June 8, 2020, to ensure you are logged in when the annual meeting begins.

At the meeting, you will be asked to consider and vote on the proposals set forth in the proxy statement relating to the annual meeting. The Company’s board of directors unanimously recommends a vote “FOR” each proposal set forth in the proxy statement.

Whether or not you plan to remotely attend and vote your shares online at the meeting, it is important that your ordinary shares be represented and voted at the meeting. Accordingly, after reading the proxy statement, please vote via the Internet by following the electronic voting instructions included in the Notice of Internet Availability of Proxy Materials; or return the proxy card that may be mailed to you. If you hold your shares in “street name” through a broker, bank or other nominee, please vote in accordance with the instructions provided by such nominee.

The Company has fixed the close of business on April 27, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote on the matters proposed at, the meeting and any adjournment or postponement thereof.

Thank you for your continued support.

Very truly yours,

Elizabeth Barrett

Chief Executive Officer

UROGEN PHARMA LTD.

400 Alexander Park Drive

Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Monday, June 8, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of UroGen Pharma Ltd., a corporation organized under the laws of the State of Israel (the “Company”). The meeting will be held on Monday, June 8, 2020 at 9:00 a.m., Eastern Time. Due to the public health impact of the novel coronavirus disease (“COVID-19”) pandemic and to support the health and well-being of our shareholders, employees, management and directors, the annual meeting will be a completely virtual meeting of shareholders. You can attend the annual meeting by visiting www.meetingcenter.io/282744143 where you will be able to listen to the meeting live, submit questions and vote online. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before the annual meeting start time of 9:00 a.m., Eastern Time on June 8, 2020, to ensure you are logged in when the annual meeting begins. We are holding the Annual Meeting for the following purposes:

1.

To elect to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello;

2.	To approve an amendment to the Company’s 2017 Equity Incentive Plan to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares;
3.

To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law;

4.	To approve terms of employment for Mark Schoenberg, Chief Medical Officer of the Company;
5.	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2021 annual meeting of shareholders;
6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and
7.	To conduct any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the accompanying proxy statement.

The record date for the annual meeting is April 27, 2020. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or any adjournment thereof, either by remote attendance or by proxy.

By Order of the Board of Directors,

Peter P. Pfreundschuh

Chief Financial Officer and Secretary

Princeton, New Jersey

April 29, 2020

You are cordially invited to attend the Annual Meeting remotely. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the proxy that may be mailed to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting Even if you have voted by proxy, you may still vote online at the annual meeting if you remotely attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a legal proxy issued in your name from the holder of record.

UROGEN PHARMA LTD.

400 Alexander Park Drive

Princeton, New Jersey 08540

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Monday, June 8, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of UroGen Pharma Ltd. (sometimes referred to as the “Company” or “UroGen”) is soliciting your proxy to vote at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 4, 2020 to all shareholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 14, 2020.

How do I attend, participate in, and ask questions during the virtual Annual Meeting online?

Due to the public health impact of COVID-19 pandemic and to support the health and well-being of our shareholders, employees, management and directors, this year’s Annual Meeting will be our first time hosting a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. Any shareholder can attend the virtual Annual Meeting live online at www.meetingcenter.io/282744143. The password for the meeting is URGN2020. There is no physical location for the Annual Meeting. The meeting will start at 9:00 a.m. Eastern Time on Monday, June 8, 2020. We recommend that you log in a few minutes before the scheduled start time on June 8, 2020 to ensure you are logged in when the Annual Meeting begins. Shareholders remotely attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/282744143. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your Notice. The password for the meeting is URGN2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

To help ensure that we have a productive and efficient meeting, and in fairness to all shareholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.
•	Only shareholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to Peter P. Pfreundschuh, our Chief Financial Officer.
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.
•

Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow shareholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 2, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
COMPANY Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business April 27, 2020, or the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,230,558 ordinary shares issued and outstanding. Each ordinary share entitles the holder to one vote with respect to each matter submitted to shareholders at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A of 150 Royall Street, Canton, Massachusetts 02021, then you are a shareholder of record.

As a shareholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to ensure your vote is counted by voting by proxy over the telephone or on the Internet as instructed below, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of your shares, you have the right to direct your broker or other agent as to how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting, however, since you are not the shareholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

This proxy statement describes the proposals on which we would like you, as a shareholder, to vote at the Annual Meeting. This proxy statement provides you with information on the proposals, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.

At the Annual Meeting, shareholders will act upon the following six proposals:

Proposal 1

To elect to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

Proposal 2	To approve an amendment to the Company’s 2017 Equity Incentive Plan to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.
Proposal 3

To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law.

Proposal 4	To approve terms of employment for Mark Schoenberg, Chief Medical Officer of the Company.
Proposal 5	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2021 annual meeting of shareholders.
Proposal 6	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

What if another matter is properly brought before the Annual Meeting?

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of your proxyholder (identified on your proxy card) to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on the compensation of our directors and named executive officers, you may vote “For” or “Against” such advisory approval, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting. If you attend the Annual Meeting and decide to vote online during the Annual Meeting even if you have already voted by proxy, you must at the Annual Meeting first revoke your proxy and then vote online pursuant to the provided instructions.

•

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.meetingcenter.io/282744143, starting at 9:00 a.m. Eastern Time on Monday, June 8, 2020. The webcast will open prior to the start of the Annual Meeting and we recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting begins.

•

To vote using the proxy card, simply complete, sign and date the proxy card delivered to you (if any) and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice.

•	To vote through the Internet, go to www.investorvote.com/URGN to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•

“For” the election to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

•	“For” the approval of an amendment to the Company’s 2017 Equity Incentive Plan to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.
•	“For” the approval of an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Companies Law.
•	“For” the approval of terms of employment for Mark Schoenberg, our Chief Medical Officer.
•	“For” the approval of the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2021 annual meeting of shareholders.
•	“For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is properly presented at the Annual Meeting, your proxyholder (named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and our proxy solicitation firm, Georgeson LLC, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson LLC will be paid its customary fee of $12,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.
•

You may remotely attend the Annual Meeting and vote online at the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are shareholder proposals and director nominations due for next year’s annual meeting?

From time to time, shareholders may present proposals, including to nominate a candidate to serve on the Board of the Company, that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who hold, in the aggregate, at least 1% of the voting power in the Company may submit a request to include an item to the agenda within seven days following the Company’s notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within three days of the Company’s notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition to the eligibility requirements under the Companies Law, our articles of association specify additional procedural requirements for shareholder proposals. Under our articles of association, a proposal must be delivered, either in person or by certified mail, postage prepaid, and received by us, (i) in the case of a general meeting that is an annual meeting, no less than 60 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual general meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual general meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business 120 days prior to such annual general meeting and no later than the close of business on the later of 90 days prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made, and (ii) in the case of a general meeting that is an extraordinary meeting, no earlier than 120 days prior to such extraordinary general meeting and no later than the close of business on the later of 60 days prior to such extraordinary general meeting or the 10th day following the day on which public announcement of the date of such general meeting is first made, subject to applicable law.

Under our articles of association, any shareholder entitled under applicable law to make a shareholder proposal, as described above, may make such proposal only if a written notice of such shareholder’s intent to make such proposal shall have been given to the chief executive officer of the Company within the periods set out in the prior paragraph. Each such notice shall set forth: (i) the name and address of the shareholder making the request; (ii) a representation that the shareholder is a holder of shares of the Company entitled to vote at such meeting and intends to appear in person or by virtual attendance, as applicable, or by proxy at the meeting; (iii) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; (iv) a description of all derivative transactions (as defined in our articles of association) by the shareholder during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such transaction; and (v) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board, may, in its discretion, to the extent it deems necessary, request that the shareholder provide additional information necessary so as to include a subject in the agenda of a general meeting.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2021 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company not later than January 4, 2021, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the 2020 Annual Meeting of Shareholders. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Additional requirements regarding shareholder proposals submitted for inclusion in the Company’s proxy materials for an annual general meeting can be found in the articles of association, which is available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, as filed on March 2, 2020. Proposals should be addressed to: UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or nominee holding the shares as to how to vote on a non-routine matter, the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 2, 3, 4 and 7 are considered to be non-routine and we, therefore, expect broker non-votes to exist in connection with those proposals.

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or nominee holding the shares by the deadline provided in the materials you receive from your broker or nominee.

How many votes are needed to approve each proposal?

On each proposal to be voted upon, shareholders have one vote for each ordinary share owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1

The election to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

Nominees receiving the most FOR votes will be elected as directors.
Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

			Withheld votes have no effect	None

2	To approve an amendment to the Company’s 2017 Equity Incentive Plan to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.	FOR votes from the holders of a majority of shares present by remote attendance or represented by proxy and entitled to vote on the matter.	None	None

3	To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Companies Law.	FOR votes from the holders of a majority of shares present by remote attendance or represented by proxy and entitled to vote on the matter.	None	None

4	To approve terms of employment for Mark Schoenberg, our Chief Medical Officer.	FOR votes from the holders of a majority of shares present by remote attendance or represented by proxy and entitled to vote on the matter.	None	None
5	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2021 annual meeting of shareholders.	FOR votes from the holders of a majority of shares present by remote attendance or represented by proxy and entitled to vote on the matter.	None	None(1)

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
6	Advisory approval of the compensation of the Company’s named executive officers.	FOR votes from the holders of a majority of shares present by remote attendance or represented by proxy and entitled to vote on the matter.	None	None

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker or nominee that holds your shares, your broker or nominee has discretionary authority to vote your shares on this proposal.

Under Israeli law, the approval of each of Proposals 3 and 4 requires the affirmative vote of the holders of the majority of the voting power present remotely or represented by proxy and voted at the Annual Meeting on the relevant proposal, excluding abstentions, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not “controlling shareholders” and who do not have a “personal interest” in the resolution under the relevant proposal, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on each of Proposals 3 and 4 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via proxy vote) whether or not he or she has a personal interest in the resolution under the relevant proposal. In order to inform us accordingly, you must indicate in Item 3A and 4A on the proxy card, as applicable, whether or not you have a personal interest in the resolution under the relevant proposal or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposals 3 or 4, as applicable. A personal interest does not include a personal interest arising solely from the holding of shares in the Company.

Under Israeli law, the term “controlling shareholder” means a shareholder who has the ability to direct the activities of the Company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the Company or has the right to appoint 50% or more of the directors of the Company or its chief executive officer (referred to in the Companies Law as the general manager). In addition, in the context of a transaction involving an interested party, the term controlling shareholder includes any shareholder that holds 25% or more of the voting rights of the Company if no other shareholder holds more than 50% of the voting rights in such Company. For purposes of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for approval are deemed as joint holders. As of the date hereof, the Company is not aware of any controlling shareholders.

Under Israeli law, a “personal interest” of a shareholder of a company is defined as such shareholder’s personal interest in an action or a transaction of such company, including (i) a personal interest of such shareholder’s relative, and (ii) a personal interest of a corporation in which such shareholder or any of his or her relatives serves as a director or the chief executive officer, owns at least 5% (five percent) of its issued share capital or its voting rights, or has the right to appoint a director or chief executive officer, but excluding a personal interest arising solely from the holding of shares in such company. A personal interest includes the personal interest of either the proxy holder (whether or not the shareholder granting the proxy has a personal interest) or the shareholder granting the proxy, in each case, whether or not the proxy holder has discretion how to vote on the matter.

Under Israeli law, the term “relative” means a spouse, sibling, parent, grandparent or descendant and the spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will be present if at least two (2) shareholders who hold, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the voting rights in the Company are present at the Annual Meeting via remote attendance or represented by proxy. On the record date, there were 21,230,558 shares outstanding and entitled to vote. Thus, the holders of at least 7,076,853 shares must be present via remote attendance or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting via remote attendance or represented by proxy may adjourn the Annual Meeting to another date.

Under Israeli law, if a quorum is present via remote attendance or by proxy, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

How can I find out the Annual Meeting voting results?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors consists of eight directors. There are eight nominees for director this year, consisting of our incumbent directors Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello. Each director to be elected and qualified will hold office until the next annual meeting of shareholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders, except for Ms. Barrett who was appointed as a director by our Board in connection with her appointment as our Chief Executive Officer in January 2019. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting. Four of our directors attended our 2019 Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes of the holders of shares present by remote attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s eight nominees.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this proxy statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees for Election

Our compensation, nominating and corporate governance committee (sometimes referred to as the “compensation committee”) and our Board seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Board views as critical to effective functioning of our Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that qualify such director or nominee to serve on our Board.

Name	Age	Position Held With the Company
Arie Belldegrun, M.D., FACS	70	Chairman of the Board of Directors
Elizabeth Barrett	57	Director and Chief Executive Officer
Kathryn E. Falberg	59	Director
Cynthia M. Butitta	65	Director
Fred E. Cohen, M.D.	63	Director
Stuart Holden, M.D.	77	Director
Ran Nussbaum	44	Director
Shawn C. Tomasello	61	Director

Arie Belldegrun, M.D., FACS has served as our Chairman since December 2012. Dr. Belldegrun is Professor of Urology, holds the Roy and Carol Doumani Chair in Urologic Oncology, and Director of the UCLA Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA, he was a research fellow at the National Cancer Institute/National Institute of Health in surgical oncology and immunotherapy under Dr. Steven A. Rosenberg. Dr. Belldegrun has more than 20 years of experience in the life science and biotech industry. In 1996 he founded Agensys, Inc., a biotechnology company, and served as its founding Chairman of the board of directors and as a board member until 2007, when it was acquired by Astellas Pharma Inc. Dr. Belldegrun was also a founder and the Vice-Chairman of the board of directors and Chairman of the scientific advisory board of Cougar Biotechnology, Inc., a biotechnology company, from 2003 to 2009, when it was acquired by Johnson & Johnson. He served as Chairman and Chief Executive Officer of Kite Pharma, Inc., until October 2017, when it was acquired by Gilead Sciences, Inc. Dr. Belldegrun has also served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund, since November 2017. He currently also serves as the Executive Chairman of Allogene Therapeutics, Chairman of Two River Group and Kronos Bio, and until January 2017 served as a board member of Teva Pharmaceutical Industries Ltd. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, Israel, his post graduate studies in Immunology at the Weizmann Institute of Science, Israel, and his residency in Urologic Surgery at Harvard Medical School. Dr. Belldegrun has authored several books in oncology and more than 500 scientific and medical papers related to urological cancers, immunotherapy, gene therapy, and cancer vaccines. Dr. Belldegrun is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and the American Association of Genitourinary Surgeons. Our Board believes Dr. Belldegrun’s business and medical knowledge and experience qualifies him to serve on our board of directors.

Elizabeth Barrett has served as our director and as our President and Chief Executive Officer since January 2019. Before joining us Ms. Barrett served as the Chief Executive Officer of Novartis Oncology and as a member of the Executive Committee of Novartis since February 2018. Prior to that, Ms. Barrett served at Pfizer Inc. in various capacities, most recently as the Global President of Oncology, and before that as Pfizer’s Regional President of US Oncology Business Unit since March 2009. Prior to Pfizer, she was Vice President and General Manager of the Oncology Business Unit at Cephalon Inc. Ms. Barrett received a Bachelor of Science in Business Administration from the University of Louisiana in Lafayette, Louisiana and a Master’s in Business Administration-Marketing from St. Joseph’s University in Philadelphia, Pennsylvania. Our Board believes Ms. Barrett’s leadership of both large organizations and growing businesses qualifies her to serve on our board of directors.

Cynthia M. Butitta has served as our director since October 2017. Ms. Butitta served as Chief Financial Officer of Kite Pharma Inc. from January 2014 to May 2016 and as Chief Operating Officer from March 2014 to September 2017. From May 2011 to December 2012, she was Senior Vice President and Chief Financial Officer at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to that, Ms. Butitta served as Chief Operating Officer of Telik, Inc., a biopharmaceutical company, from March 2001 to December 2010 and as its Chief Financial Officer from August 1998 to December 2010. Ms. Butitta also served as Principal Accounting Officer of Telik, Inc. until December 2010. She has served as a Director of Autolus, Ltd., a biotechnology company, since March 2018. Ms. Butitta received her B.S. degree with honors in Business and Accounting from Edgewood College in Madison, Wisconsin, and an M.B.A. degree in Finance from the University of Wisconsin, Madison. Our Board believes Ms. Butitta’s financial knowledge and experience qualifies her to serve on our board of directors.

Fred E. Cohen, M.D. D.Phil. has served as our director since May 2017. Dr. Cohen is a Senior Advisor to TPG Capital, where he served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in November 2017, Dr. Cohen has served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In addition, for over two decades throughout his career, Dr. Cohen has been affiliated with University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen received his B.S. degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen currently serves on the Board of Directors of several other biotechnology and pharmaceutical companies. Our Board believes Dr. Cohen’s financial and medical knowledge and experience qualifies him to serve on our board of directors.

Kathryn E. Falberg has served as our director since April 2017. She previously served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a multi-national specialty biopharmaceutical company, from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. Her responsibilities at Jazz Pharmaceuticals included strategy, corporate development, corporate communications and information technology. From 2001 through 2009, Ms. Falberg served as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg was with Amgen Inc., a biotechnology company, where she served as Senior Vice President, Strategy and Chief Financial Officer and prior to that as Vice President, Corporate Controller and Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg also serves as a member of the boards of directors of biopharmaceutical companies Aimmune Therapeutics, Inc., Arcus Biosciences, Inc. and Tricida Inc. Ms. Falberg also serves as a member of the board of directors of The Trade Desk, Inc., a technology company.

Ms. Falberg previously served on the boards of directors of Axovant Sciences, Ltd., BioMarin Pharmaceutical Inc., Medivation Inc., Halozyme Therapeutics, Inc., aTyr Pharma, Inc., and multiple other companies. Ms. Falberg received an M.B.A. in Finance and B.A., in Economics from the University of California, Los Angeles and is a certified public accountant (inactive). Our Board believes Ms. Falberg’s financial knowledge and experience qualifies her to serve on our board of directors.

Stuart Holden, M.D. has served as our director since December 2015. Dr. Holden has been the Chairman of ProQuest Investments’ Scientific Advisory Board since it was founded in 1998. Since May 2014, Dr. Holden has served as a member of the UCLA faculty as a Health Sciences Clinical Professor of Urology, Spielberg Family Chair in Urologic Oncology, in the Department of Urology at the UCLA David Geffen School of Medicine and Associate Director of the UCLA Institute of Urologic Oncology. Dr. Holden has worked in the field of prostate cancer for more than 36 years. Dr. Holden also serves as Medical Director of the Prostate Cancer Foundation since the foundation’s inception in 1993. Dr. Holden was the director of the Louis Warschaw Prostate Cancer Center at Cedars-Sinai Medical Center and the first holder of the Warschaw, Robertson, Law Families Chair in Prostate Cancer. Dr. Holden has served as a member of the board of directors of Telormedix SA from 2008 to 2017 and served as a member of the board of directors of Acurian, Inc. from 1999 through 2014. Dr. Holden also served on the Board of the American College of Medical Informatics from 1999 through 2006 and is currently on the board of Clarus Therapeutics. In addition, he was a founding partner at Tower Urology in Los Angeles. Dr. Holden received a B.S. degree from the University of Wisconsin-Madison and completed his medical degree and received his surgical training at Weill Cornell Medical College and the New York Hospital-Cornell University Medical College. He completed his urology residency at Emory University School of Medicine and fellowships in urology and developmental genetics at Memorial Sloan-Kettering Cancer Center. He also was awarded a clinical fellowship from the American Cancer Society. Dr. Holden was appointed to serve on our board by ProQuest Investments IV, L.P., one of our shareholders, pursuant to rights granted to such shareholder under our articles of association as in effect prior to our initial public offering. Our Board believes Dr. Holden’s medical knowledge and experience qualifies him to serve on our board of directors.

Ran Nussbaum has served as our director since May 2013. Mr. Nussbaum is a managing partner and the co-founder of The Pontifax Group, a group of Israeli-based life sciences venture funds focusing on investments in development stage bio-pharmaceutical and med-tech technologies and a shareholder of our company. The Pontifax Group holds investments in more than 65 portfolio companies globally. He also serves as a board member on many of Pontifax’s portfolio companies, including BioBlast Pharma Ltd., Eloxx Pharmaceuticals Ltd., ArQule, Inc., Prevail Therapeutics, Inc. and Quiet Therapeutics Ltd. Mr. Nussbaum previously served as a director of Kite Pharma, Inc. (acquired by Gilead Sciences, Inc.) and cCEM Therapeutics, and as chairman of the board of directors of Ocon Medical, NasVax Ltd., Spearhead Investments (Bio) Ltd., Biomedix, Inc. and Keros Therapeutics. Mr. Nussbaum was appointed to serve on our board by Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited, two of our shareholders, pursuant to rights granted to such shareholders under our articles of association as in effect prior to our initial public offering. Our Board believes Mr. Nussbaum’s investor experience qualifies him to serve on our board of directors.

Shawn C. Tomasello has served as our director since July 2018. Ms. Tomasello most recently served as Chief Commercial Officer of Kite Pharma, Inc. (subsequently Kite, a Gilead Company). Prior to joining Kite, Ms. Tomasello served as Chief Commercial Officer at Pharmacyclics, Inc. Previously, she held senior leadership positions at Celgene Corporation, including President of the Americas, Hematology and Oncology. During her tenure at Celgene, Ms. Tomasello was responsible for all aspects of commercial sales and marketing for five brands encompassing 11 indications. Prior to this, she was National Director of Hematology for Rituxan at Genentech. Earlier in her career, Ms. Tomasello held positions at Pfizer Laboratories, Miles Pharmaceuticals and Proctor & Gamble. She currently serves on the Boards of Centrexion Therapeutics, Oxford BioTherapeutics, Mesoblast, Gamida Cell, and Diplomat Specialty. Ms. Tomasello holds a B.S. degree in marketing from the University of Cincinnati and an M.B.A. from Murray State University, Kentucky. Our Board believes Ms. Tomasello’s leadership and management experience qualifies her to serve on our board of directors.

Our board of directors unanimously recommends
that you vote “FOR” each named nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act of 1934, as amended, or the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than 5% of our ordinary shares. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that all of our directors, except Ms. Barrett, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board has an independent Chairman, Arie Belldegrun, M.D., FACS who has authority, among other things, to preside over Board meetings, and shall have such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our shareholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The compliance committee of our board of directors is responsible for overseeing our implementation of compliance programs, policies and procedures that are designed to respond to the various compliance, legal and regulatory risks we may face, as well as making recommendations to the Board regarding compliance with such legal and regulatory risks. The compliance committee also assists the audit committee in fulfilling their oversight responsibility for the Company’s risk assessment and risk management activities relating to the integrity of our financial statements and is responsible for assisting our compliance officer in fulfilling his/her responsibilities.  Both the Board as a whole and the various standing committees receive periodic reports from the standing committees, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.  Separately, as a result of the COVID-19 pandemic, we have and may in the future experience disruptions that could severely impact our business, preclinical studies, clinical trials and commercial operations. Given the evolving nature of the pandemic, our senior management and our Board of Directors are communicating and meeting more frequently to monitor potential business impacts and further strategic planning.

Meetings of the Board of Directors

The Company’s board of directors met seven times during 2019. The audit committee met four times in 2019. The compensation, nominating and corporate governance committee met five times in 2019. Each Board and committee member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. The Company’s independent directors met seven times in regularly scheduled executive sessions during fiscal year 2019, at which only independent directors were present in compliance with applicable Nasdaq listing standards. Dr. Belldegrun, the Chairman of the Company’s board of directors during 2019, presided over the executive sessions.

Information Regarding Audit and Compensation, Nominating and Corporate Governance Committees of the Board of Directors

Our audit committee and compensation, nominating and corporate governance committee have authority to engage legal counsel or other experts or consultants, as each deems appropriate to carry out its responsibilities. Our Board has determined that each member of these committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

The following table provides our current committee membership for 2019 for each of these committees.

Name	Audit	Compensation Nominating and Corporate Governance
Arie Belldegrun		X
Cynthia M. Butitta	X	X*
Fred E. Cohen		X
Kathryn E. Falberg	X*
Stuart Holden	X
Ran Nussbaum		X
Total number of committee meetings in 2019	4	5

* Committee Chairperson

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the Securities and Exchange Commission, or SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Cynthia M. Butitta

Kathryn E. Falberg

Stuart Holden

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Report

The compensation, nominating and corporate governance committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Arie Belldegrun

Cynthia M. Butitta

Fred E. Cohen

Ran Nussbaum

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The composition and functions of our audit committee and compensation, nominating and corporate governance committee are described below.

Audit Committee

Our audit committee consists of Cynthia M. Butitta, Kathryn E. Falberg, and Stuart Holden. Kathryn E. Falberg serves as chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our board of directors has determined that Kathryn E. Falberg is an audit committee financial expert as such term is defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Rules. Each of the members of our audit committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and satisfies the independent director requirements under the Nasdaq Rules.

Our audit committee charter sets forth the responsibilities of the audit committee consistent with the rules and regulations of the SEC and the Nasdaq Rules, as well as the requirements for such committee under the Israeli Companies Law, including the following:

•

oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

•	recommending the engagement or termination of the person filling the office of our internal auditor; and
•	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors.

Our audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the auditors are independent of management.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

A copy of our audit committee charter is available for review on the “Investors – Governance – Documents & Charters” page of our Company’s website www.urogen.com.

Compensation, Nominating and Corporate Governance Committee

Our compensation, nominating and corporate governance committee consists of Arie Belldegrun, Cynthia M. Butitta, Fred E. Cohen and Ran Nussbaum, with Ms. Butitta serving as chair of the committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.

The compensation, nominating and corporate governance committee is responsible for (i) recommending the compensation policy to our board of directors for its approval (and subsequent approval by our shareholders) and (ii) duties related to the compensation policy and to the compensation of our office holders, including:

•	recommending whether a compensation policy should continue in effect;
•	recommending to the board of directors periodic updates to the compensation policy;
•	assessing implementation of the compensation policy;
•	determining whether to approve the terms of compensation of certain office holders which, according to the Israeli Companies Law, require the committee’s approval; and
•	determining whether the compensation terms of a candidate for the position of the chief executive officer of the company needs to be brought to approval of the shareholders.

Our compensation, nominating and corporate governance charter sets forth the responsibilities of the compensation, nominating and corporate committee, which include:

•	the responsibilities set forth in the compensation policy;
•	reviewing and approving the granting of options and other incentive awards to the extent such authority is delegated by our board of directors; and
•	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

In addition, our compensation, nominating and corporate governance committee is responsible for:

•	overseeing our corporate governance functions on behalf of the board;
•	making recommendations to the board regarding corporate governance issues;
•	identifying and evaluating candidates to serve as our directors consistent with the criteria approved by the board;
•	reviewing and evaluating the performance of the board;
•	serving as a focal point for communication between director candidates, non-committee directors and our management;
•	selecting or recommending to the board for selection candidates to the board; and
•	making other recommendations to the board regarding affairs relating to our directors.

We believe that the composition and functioning of our compensation, nominating and corporate governance committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

At this time, the compensation, nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The compensation nominating and corporate governance committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

A copy of our compensation, nominating and corporate governance committee charter is available for review on the “Investors – Corporate Governance – Documents & Charters” page of the Company’s website www.urogen.com.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our compensation, nominating and corporate governance committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Shareholder Communications with the Board of Directors

The Board expects that the views of our shareholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at UroGen Pharma Ltd. 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Conduct and Ethics

We have adopted a Corporate Code of Ethics and Conduct, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.urogen.com. The audit committee of our board of directors is responsible for monitoring the implementation of the Code of Conduct and must approve any material changes to or waivers of the Code of Conduct regarding our directors or executive officers, and disclosures made in the Company’s annual report in such regard. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the applicable stock exchange concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Hedging Policy

The Company’s insider trading policy prohibits our directors, officers or any other employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time, which protects against short-term decision making.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN

Background

On April 26, 2020, our board of directors amended the UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), subject to shareholder approval, to, among other things, increase the number of ordinary shares authorized for issuance under the 2017 Plan by 400,000 shares. We refer to the 2017 Plan, as amended and restated on April 26, 2020, as the “Amended 2017 Plan” throughout this proxy statement. References in this proposal to our board of directors include the compensation committee of the board of directors, where applicable.

A description of the material terms of the Amended 2017 Plan is provided below. The key differences between the terms of the 2017 Plan and the Amended 2017 Plan are as follows:

•	The Amended 2017 Plan provides that an additional 400,000 shares may be issued pursuant to stock awards granted under the Amended 2017 Plan.
•	The Amended 2017 Plan removes the “evergreen provision” that was in the 2017 Plan, which provided for an automatic increase to the share pool each year.
•	The Amended 2017 Plan eliminates the ability of the board of directors to reprice options and stock appreciation rights (or take analogous actions) without shareholder approval.
•	The Amended 2017 Plan retains certain per-person limits found in the 2017 Plan, with increases in the limits to reflect the passage of time.

Why We Are Asking our Shareholders to Approve the Amended 2017 Plan

Currently, we maintain the 2017 Plan to grant stock options, restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants and directors. Approval of the Amended 2017 Plan by our shareholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2017 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our shareholders. The Board of Directors believes that the Amended 2017 Plan is an integral part of our long-term compensation philosophy and the Amended 2017 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal 2 is approved by our shareholders, the aggregate number of ordinary shares that may be issued under the Amended 2017 Plan will not exceed the sum of (i) 1,400,000 shares initially reserved under the 2017 Plan, (ii) 250,167 shares added to the 2017 Plan pursuant to automatic increases pursuant to the provisions of the 2017 Plan (iii) 1,900,000 shares added to the 2017 Plan in August 2018 pursuant to the approval of the Board, and (iii) 400,000 newly requested shares.

Why You Should Vote to Approve the Amended 2017 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our board of directors believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of our personnel, consultants and advisors with those of our shareholders. The Amended 2017 Plan will allow us to continue to provide performance-based incentives to our eligible employees, consultants and advisors. Therefore, the Board believes that the Amended 2017 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this Proposal 2.

The Size of Our Share Reserve Request Is Reasonable

As of March 31, 2020, we had 429,676 shares available for grant under the 2017 Plan. If the Amended 2017 Plan is approved by our shareholders, we will have an additional 400,000 shares available for grant after our annual meeting. We anticipate this to be a pool of shares necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year. If the Amended 2017 Plan is not approved by our shareholders, the existing 2017 Plan will continue in effect, but we will be limited in the grants that we will be able to make, which could place us in a disadvantageous position as compared with our competitors.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and restricted stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2020
Total number of ordinary shares subject to outstanding stock options	2,229,214
Weighted-average exercise price of outstanding stock options	$41.36
Weighted-average remaining term of outstanding stock options	8.2 years
Total number of ordinary shares subject to outstanding Full Value Awards	415,566
Total number of ordinary shares available for grant under the 2017 Equity Incentive Plan	429,676
Total number of shares of ordinary shares available for grant under other equity incentive plans	552,300

As of April 27. 2020
Total number of ordinary shares outstanding	21,230,558
Per-share closing price of common stock as reported on Nasdaq Global Market	$24.68

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2017-2019.

	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017
Total number of ordinary shares subject to stock options granted	955,732	1,195,000	580,000
Total number of ordinary shares subject to time-based Full Value Awards granted	355,065	116,493	94,500
Total number of ordinary shares subject to performance-based Full Value awards earned	-	-	-
Weighted-average number of ordinary shares outstanding	20,528,727	15,754,193	9,716,790
Burn Rate	6.39%	8.32%	6.94%

Key Plan Features

The Amended 2017 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed without shareholder approval. The Amended 2017 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our ordinary shares in exchange for cash or other stock awards under the Amended 2017 Plan without prior shareholder approval.

•

Shareholder approval is required for additional shares. The Amended 2017 Plan does not contain an annual “evergreen” provision. The Amended 2017 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

•

No liberal change in control provisions. The definition of change in control in our Amended 2017 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Amended 2017 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our ordinary shares on the date the stock option or stock appreciation right is granted.

•

Submission of amendments to the Amended 2017 Plan to shareholders. The Amended 2017 Plan requires shareholder approval for material amendments to the Amended 2017 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the Amended 2017 Plan.

•

Flexibility in designing equity compensation scheme. The Amended 2017 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Broad‑based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with the Company’s current clawback policy (as further described elsewhere in this proxy statement), and any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

Administration by independent committee. The Amended 2017 Plan will be administered by the members of our compensation committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

Description of the Amended 2017 Plan

The material features of the Amended 2017 Plan are described below. The following description of the Amended 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2017 Plan. Shareholders are urged to read the actual text of the Amended 2017 Plan in its entirety, which is appended as Appendix A to the copy of this proxy statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

General. The Amended 2017 Plan provides for the grant of incentive stock options to our employees and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of stock awards to our employees, directors and consultants.

Authorized Shares. The maximum number of shares that may be issued under the Amended 2017 Plan is 3,950,167. The maximum number of ordinary shares that may be issued upon the exercise of incentive stock options under the Amended 2017 Plan is 5,600,000. Shares subject to awards granted under the Amended 2017 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the Amended 2017 Plan. Additionally, shares issued pursuant to awards under the Amended 2017 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under the Amended 2017 Plan.

Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, administers the Amended 2017 Plan. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended 2017 Plan, our board of directors has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements.

Section 162(m) Limits. At such time as necessary for compliance with Section 162(m) of the Code, no participant may be granted stock awards covering more than 500,000 (increased from 230,000 in the 2017 Plan) of our ordinary shares under the Amended 2017 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our ordinary shares on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 500,000 (increased from 230,000 in the

2017 Plan) of our ordinary shares or a performance cash award having a maximum value in excess of $3.0 million under the Amended 2017 Plan. These limitations were previously included in the 2017 Plan to allow us to grant compensation that would not be subject to the $1,000,000 annual limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. As noted in the section of the Compensation Discussion and Analysis portion of this annual proxy entitled “Tax and Accounting Implications,” this exemption from Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for taxable years beginning after December 31, 2017.  Despite this change in tax law, we have chosen to retain the limits in the Amended 2017 Plan, with the two increases noted above to reflect the passage of time.  The presence of these limits (and other references to 162(m) in the Amended 2017 Plan) should not be taken to mean that the performance-based exemption will be applicable to awards under the Amended 2017 Plan, as it will indeed not be applicable.

Stock Options. Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2017 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share on the date of grant. Options granted under the Amended 2017 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors, or a duly authorized committee of our board of directors, and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our board of directors, or a duly authorized committee of our board of directors, and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share on the date of grant. A stock appreciation right granted under the Amended 2017 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards. The Amended 2017 Plan permits the grant of performance-based stock and cash awards. Our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our shares. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2017 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (3) the class and maximum number of shares subject to stock awards that can be granted in a calendar year and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Transactions. The Amended 2017 Plan provides that in the event of certain specified significant transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but our shares outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards: (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, if any, determined by the board or (6) make a payment, in the form determined by the board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise.

Transferability. A participant may not transfer stock awards under the Amended 2017 Plan other than by will, the laws of descent and distribution or as otherwise provided under the Amended 2017 Plan.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate the Amended 2017 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date our board of directors adopted the Amended 2017 Plan. No stock awards may be granted under the Amended 2017 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2017 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option, or ISO (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of our ordinary shares received over any amount paid by the recipient in exchange for our ordinary shares.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2017 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2017 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for taxable years beginning after December 31, 2017, our compensation committee has reserved the right to grant compensation that is not tax deductible if it determines that doing so will better meet the Company’s goals and objectives.  For more information about Section 162(m), please see “Tax and Accounting Implications” in the Compensation Discussion and Analysis section.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2017 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2017 Plan. As of March 31, 2020, we have 174 employees, 18 consultants and seven non-employee directors who would be eligible to receive grants under the Amended 2017 Plan. Awards granted under the Amended 2017 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2017 Plan itself. However, our director compensation policy provides for certain equity award grants as set forth above in the section entitled, “Non-Employee Director Compensation Policy.” On and after the date of the annual meeting, if this Proposal 2 is approved by our shareholders, any such equity award grants will be made under the Amended 2017 Plan. If this Proposal 2 is not approved by our shareholders, any such equity award grants will be made under the existing 2017 Plan. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” above.

Option Awards Granted Under the 2017 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of ordinary shares subject to option awards that have been granted under the 2017 Plan as of March 31, 2020.

2017 Equity Incentive Plan

Name and Position	As of March 31, 2020 Number of Shares underlying Option Awards(1)
Elizabeth Barrett, Chief Executive Officer	322,432
Peter P. Pfreundschuh, Chief Financial Officer	80,000
Stephen L. Mullennix, Chief Operating Officer	95,000
Mark Schoenberg, Chief Medical Officer	37,500
All current executive officers as a group	534,932
All current directors who are not executive officers as a group	380,000
Each nominee for election as a director:	380,000
Each associate of any executive officers, current directors or director nominees	-
Each other person who received or is to receive 5% of awards	-
All employees, including all current officers who are not executive officers, as a group (2)	2,333,400

(1)	The table above only includes stock options granted and does not include restricted stock awards or performance stock awards granted.
(2)	Amount represents the number of all stock option awards ever granted under the 2017 Plan, including to previous employees and executives.

Required Vote

“For” votes from holders of a majority of the shares present via remote attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes is required to approve this Proposal 2. Abstentions and broker non-votes, if any, will have no effect.

Proposed Resolutions

It is proposed that at the annual meeting the following resolution be adopted:

“RESOLVED, that the amendment to the UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended, in the form attached as Appendix A to UroGen Pharma Ltd.’s Proxy Statement, dated April 29, 2020, relating to the 2020 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED COMPENSATION POLICY FOR OFFICE HOLDERS

Background

Under the Companies Law, companies incorporated under the laws of the State of Israel whose shares are listed for trading on a stock exchange or have been offered to the public in or outside of Israel, such as us, are required to adopt a policy governing the compensation of “office holders” (as defined in the Companies Law).

Accordingly, in January 2018 our board of directors approved, following the recommendation of our compensation committee, a compensation policy for office holders (the “Prior Compensation Policy”) and in February 2018 our shareholders approved the Prior Compensation Policy. Subsequently, in light of revisions to our compensation practices and policies, in April 2019, our board of directors, following the recommendation of our compensation committee, approved an amended and restated compensation policy for office holders (the “Revised Compensation Policy”), which was approved by our shareholders in June 2019. In April 2020, our board of directors, following the recommendation of our compensation committee, approved an amendment to the Revised Compensation Policy in the form attached hereto as Appendix B (the “Amendment”), and our shareholders are being asked to approve the Amendment at the Annual Meeting.

The Revised Compensation Policy sets forth annual cash compensation for non-employee directors serving on our board of directors, as well as annual cash compensation for non-employee directors serving as Chair or as a member of our audit committee or our compensation, nominating and corporate governance committee. The Amendment provides for annual cash compensation for non-employee directors serving on committees of our board of directors as follows:

•	Audit Committee: Chair—$20,000 / Member—$7,500
•	Any Other Committee: Chair—$15,000 / Member—$5,000

The amounts set forth above for the audit committee are consistent with the amounts set forth in the Revised Compensation Policy. The amounts set forth above for any other committee are consistent with the amounts set forth in the Revised Compensation Policy for service as the Chair or as a member of our compensation, nominating and corporate governance committee, and are consistent with the amounts we currently pay for service as the Chair or as a member of our compliance committee; these amounts would also apply for any new committees of the board of directors that we may establish from time to time.

In recommending and approving the Amendment, our compensation committee and board of directors considered the various factors set forth in the Companies Law, and reviewed various data and other information they deemed relevant, including, among others: (i) promoting the Company’s objectives, business plan and long-term policy; (ii) creating appropriate incentives for the Company’s office holders, considering, among other issues, the Company’s risk management policy; (iii) the Company’s size and nature of operations; (iv) with respect to variable elements of compensation, the office holder’s contribution to achieving corporate objectives and increasing profits, with a long-term view and in accordance with his or her role; and (v) the recommendations of an independent compensation consultant engaged by the compensation committee.

Under the Companies Law, subject to certain conditions and if it is in the best interest of the company, our board of directors may adopt the Amendment, even if it is not approved by the shareholders.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the Annual Meeting by remote attendance or by proxy and voted thereon (excluding abstentions) is required to approve the resolution set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 3 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via proxy vote) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 3, you must indicate in Item 3A on the proxy card whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 3. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 3.

Proposed Resolutions

It is proposed that at the annual meeting the following resolution be adopted:

“RESOLVED, that the amendment to the Amended and Restated Compensation Policy for office holders, in the form attached as Appendix B to UroGen Pharma Ltd.’s Proxy Statement, dated April 29, 2020, relating to the 2020 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 4

TO APPROVE TERMS OF EMPLOYMENT OF MARK SCHOENBERG

Background

Under the Companies Law, approval of the engagement terms of our office holders, under certain circumstances requires, in addition to the approval of our compensation committee and board of directors, shareholder approval. The engagement terms of Mark Schoenberg, as described below, were approved by our compensation committee and board of directors in December 2019, respectively, and exceeded the limits set forth in the Restated Compensation Policy and therefore, in accordance with the Companies Law, also require approval by our shareholders.

It is proposed to pay:

•

Mark Schoenberg, Chief Medical Officer of the Company, an annual base salary of $205,000, with an annual target bonus of $225,000 with a potential for up to 150% achievement, based on the achievement of corporate annual goals and objectives as the Board shall determine from time to time.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the Annual Meeting by remote attendance or by proxy and voted thereon (excluding abstentions) is required to approve the resolutions set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 4 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via proxy vote) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 4, you must indicate in Item 4A on the proxy card whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 4. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 4.

Proposed Resolutions

It is proposed that at the Annual Meeting the following resolution be adopted:

“RESOLVED, that the that the terms of employment for Mark Schoenberg, as described in UroGen Pharma Ltd.’s proxy statement, dated April 29, 2020, relating to the 2020 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Kesselman & Kesselman, Certified Public Accountants, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited (“PwC IL”) has been our independent registered public accounting firm since 2010.

Due to the fact that our company is headquartered in the United States and the majority of our operations occur in the United States, PwC IL and PricewaterhouseCoopers LLP (“PwC US”) advised us that our principal auditor should be a U.S. based auditing firm (the “Principal Auditor Rule”).

Changes in the Company’s Certified Accounting Firm for Annual Services

PwC IL audited our financial statements for the fiscal year ended December 31, 2019. On February 24, 2020, our audit committee, having considered the Principal Auditor Rule, recommended to our board of directors that we replace PwC IL with PwC US as our independent registered public accounting firm for the fiscal year ending December 31, 2020, contingent and effective upon the approval of such engagement by our shareholders. On February 28, 2020 our board of directors accepted the recommendation of our audit committee to replace PwC IL with PwC US as our independent registered public accounting firm for the fiscal year ending December 31, 2020, contingent and effective upon the approval of such engagement by our shareholders. In addition, we are asking our shareholders to approve our engagement of PwC US beyond the fiscal year ending December 31, 2020 until our 2021 annual meeting of shareholders.

The reports of PwC IL on our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through the date of this proxy statement, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC IL on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PwC IL, would have caused PwC IL to make reference to the matter in their reports on the Company’s financial statements; and there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

PwC US participated in a portion of the audit of the Company’s consolidated financial statements for the year ended December 31, 2019, acting as a component auditor for PwC IL, the then-principal independent registered public accountants of the Company. During the years ended December 31, 2019 and 2018, and the subsequent interim period through the date of this proxy statement, neither we nor anyone on our behalf consulted with PwC US or PwC IL regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC US or PwC IL concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2019 and 2018, by Kesselman & Kesselman.

	Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees(1)	$515,000	$377,463
Audit-related Fees(2)	32,704	89,619
Tax Fees (3)		4,431
All Other Fees	23,500	-
	$571,204	$471,513

(1)	For the years ended December 31, 2019 and 2018, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our consolidated financial statements.
(2)	For the years ended December 31, 2019 and 2018, audit-related fees billed by Kesselman & Kesselman pertained to services rendered in connection with procedures required for filings with the SEC.
(3)	Tax fees consist of fees for tax consultation and compliance services.

All fees described above were pre-approved by the audit committee.

We furnished the foregoing disclosure to Kesselman & Kesselman.

Required Vote

“For” votes from holders of a majority of the shares present via remote attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes is required to approve the engagement of Pricewaterhousecoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor until our 2021 annual meeting of shareholders. Abstentions and broker non-votes, if any, will have no effect.

Proposed Resolutions

It is proposed that at the Annual Meeting the following resolution be adopted:

“RESOLVED, that the engagement of Pricewaterhousecoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until the 2021 annual meeting of shareholders as described in the Company’s proxy statement, dated April 29, 2020, relating to the 2020 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2019 Annual Meeting of Shareholders, our shareholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests, consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. =

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present via remote attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions and broker non-votes will have no effect.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our ordinary shares as of March 31, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors and each nominee for director;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is based upon 21,212,940 ordinary shares issued and outstanding as of March 31, 2020 and determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Ordinary shares issuable upon vesting of outstanding equity awards that are exercisable or subject to vesting within 60 days after March 31, 2020 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
Menora Mivtachim Holdings Ltd.(1)	2,954,699	13.9%
Blackrock, Inc.(2)	1,372,863	6.5%
Arkin Communications Ltd.(3)	1,369,315	6.5%
Entities affiliated with Pontifax Management III G.P. (2011) Ltd.(4)	1,347,668	6.3%
Wellington Management Group LLP and Affiliates(5)	1,290,597	6.1%
Leonard A. Potter (Wildcat Capital Management LLC)(6)	1,155,862	5.4%
Directors and Named Executive Officers
Elizabeth Barrett(7)	280,768	1.3%
Peter P. Pfreundschuh(8)	42,995	*
Stephen L. Mullennix(9)	77,498	*
Mark Schoenberg(10)	154,834	*
Arie Belldegrun(11)	446,193	2.1%
Cynthia M. Butitta(12)	59,167	*
Fred E. Cohen(13)	57,500	*
Kathryn E. Falberg(14)	70,384	*
Stuart Holden(15)	75,500	*
Ran Nussbaum(16)	1,347,668	6.3%
Shawn C. Tomasello(17)	36,667	*
All current directors and executive officers as a group (11 persons)(18)	2,649,174	12.0%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.
(1)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 12, 2020, by Menora Mivtachim Holdings Ltd. In such filing, Menora Mivtachim Holdings Ltd. lists its address as Menora House, 23 Jabotinsky St., Ramat Gan 5251102, Israel, and indicates that it has shared voting power with respect to 2,954,699 ordinary shares and shared dispositive power with respect to 2,954,699 ordinary shares.

(2)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 6, 2020, by Blackrock, Inc.  In such filing, Blackrock Inc. lists its address as 55 E. 52nd St. New York, NY 10055, and indicates that it has sole voting power with respect to 1,330,097 ordinary shares and sole dispositive power with respect to 1,372,863 ordinary shares.

(3)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13D filed on February 12, 2020, by Arkin Communications Ltd. In such filing, Arkin Communications Ltd. indicates that it has shared voting power with respect to 1,369,315 ordinary shares and shared dispositive power with respect to 1,369,315 ordinary shares.

(4)

Consists of 869,674 ordinary shares and 49,075 ordinary shares issuable upon exercise of outstanding options held by Pontifax (Israel) III, L.P. within 60 days following March 31, 2020, as well as 406,013 ordinary shares and 22,907 ordinary shares issuable upon exercise of outstanding options held by Pontifax (Cayman) III, L.P. within 60 days following March 31, 2020.

(5)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 14, 2020, by Wellington Management Group LLP.  In such filing, Wellington Management Group LLP lists its address as 280 Congress St. Boston, MA 02210, and indicates that it has shared voting power with respect to 1,246,816 ordinary shares and sole dispositive power with respect to 1,290,597 ordinary shares.

(6)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 14, 2020, by Wildcat Capital Management, LLC, or Wildcat. Wildcat – Liquid Alpha, LLC, or WLA, holds 148,312 ordinary shares and Bonderman Family Limited, or BFLP, holds 384,827 ordinary shares. Wildcat may be deemed to beneficially own the WLA shares and the BFLP shares based on having voting power, which includes the power to vote or to direct the voting of such shares, and investment power, which includes the power to dispose, or direct the disposition of, such shares, pursuant to the terms of each of the WLA and BFLP operating agreements and an investment management agreement by and between Wildcat and each of WLA and BFLP, respectively. Pursuant to the terms of the investment management agreement, each of WLA and BFLP (i) delegates investment power with respect to the WLA shares and the BFLP shares, respectively, to Wildcat and (ii) may direct Wildcat to proscribe a particular investment, investment strategy or investment type. Infinity Q Diversified Alpha Fund, or IQDA, holds 622,723 ordinary shares. Infinity Q Capital Management, LLC, or IQCM, may be deemed to beneficially own the IQDA shares based on having voting power, which includes the power to vote or to direct the voting of such shares, and investment power, which includes the power to dispose, or direct the disposition of, such shares, pursuant to the terms of an investment management agreement by and between IQCM and Trust for Advised Portfolios on behalf of IQDA. Pursuant to the terms of the investment management agreement, IQDA (i) delegates investment power with respect to the IQDA shares to IQCM and (ii) may direct IQCM to proscribe a particular investment, investment strategy or investment type. As the members of IQCM, each of BFLP and Infinity Q Management Equity, LLC, or IQME, has the right to appoint one manager of IQCM, and each of BFLP and IQME may be deemed to beneficially own the IQDA shares. Mr. Velissaris is the sole manager of IQME. Because of the relationship of Mr. Velissaris to IQME, Mr. Velissaris may be deemed to beneficially own the IQDA shares. Mr. Potter is an officer and the sole member of Wildcat. Because of the relationship of Mr. Potter to Wildcat, Mr. Potter may be deemed to beneficially own the WLA shares and the BFLP shares. Messrs. Potter and Velissaris are co-managers, and Chief Executive Officer and Chief Investment Officer, respectively, of IQCM. Because of the relationship of Messrs. Potter and Velissaris to IQCM, each of Messrs. Potter and Velissaris may be deemed to beneficially own the IQDA shares.

(7)	Consists of 122,236 ordinary shares and 158,532 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(8)	Consists of 6,100 ordinary shares and 36,875 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(9)	Consists of 9,812 ordinary shares and 67,686 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(10)	Consists of 17,573 ordinary shares and 137,261 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(11)	Consists of 242,211 ordinary shares and 203,982 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(12)	Consists of 59,167 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.

(13)	Consists of 15,000 ordinary shares and 42,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(14)

Consists of 16,217 ordinary shares held by the Kathryn E. Falberg Trust, of which Ms. Falberg is a trustee, and 54,167 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units held by Ms. Falberg within 60 days following March 31, 2020.

(15)	Consists of 75,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(16)

Consists of the securities held by Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited Partnership described in note 4 above. Mr. Nussbaum is a director Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited Partnership.

(17)	Consists of 36,667 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2020.
(18)	Includes the shares described in notes (7) through (17).

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information concerning our executive officers, including their ages, as of the date of this proxy statement.

Name of Executive Officer	Age	Position(s)
Elizabeth Barrett	57	Chief Executive Officer and Director
Peter P. Pfreundschuh	51	Chief Financial Officer
Stephen L. Mullennix	48	Chief Operating Officer
Mark P. Schoenberg, MD	62	Chief Medical Officer

Elizabeth Barrett has served as our director and as our President and Chief Executive Officer since January 2019. Before joining us, Ms. Barrett served as the Chief Executive Officer of Novartis Oncology and as a member of the Executive Committee of Novartis since February 2018. Prior to that, Ms. Barrett served at Pfizer Inc. in various capacities, most recently as the Global President of Oncology, and before that as Pfizer’s Regional President of US Oncology Business Unit since March 2009. Prior to Pfizer, she was Vice President and General Manager of the Oncology Business Unit at Cephalon Inc. Ms. Barrett received a Bachelor of Science in Business Administration from the University of Louisiana in Lafayette, Louisiana and a Master’s in Business Administration-Marketing from St. Joseph’s University in Philadelphia, Pennsylvania. Our board believes Ms. Barrett’s leadership of both large organizations and growing businesses qualifies her to serve on our board of directors.

Peter P. Pfreundschuh has served as our Chief Financial Officer since August 2018. He previously served as the Chief Financial Officer of Sucampo Pharmaceuticals, Inc. Prior to joining Sucampo, Mr. Pfreundschuh was Executive Vice President of Finance and Chief Financial Officer of Immunomedics Inc. Before Immunomedics, Mr. Pfreundschuh was Chief Financial Officer for CircuLite, Inc. Mr. Pfreundschuh’s previous roles include leadership positions in finance, commercial operations and business development within the pharmaceutical industry at AstraZeneca Pharmaceuticals LP, and Johnson & Johnson. He is currently a board member of Speratus Therapeutics, Inc., and GitBasic LLC. Mr. Pfreundschuh has also previously served as an advisor or board member to Immunomedics Inc., CircuLite Inc., and Reproductive Medical Associates of New Jersey, in addition to other companies and private organizations. He holds a B.S. degree in accounting from Rutgers University School of Business, an M.B.A in Finance from Rider University Graduate School of Business, and completed Masters coursework in Strategic Marketing for the Healthcare Industry at Northwestern University’s Kellogg School of Management. Mr. Pfreundschuh is a Certified Public Accountant (CPA) licensed in the State of New Jersey, and started his career with Ernst & Young LLP.

Stephen L. Mullennix has served as our Chief Operating Officer since February 2018. Mr. Mullennix’s last day of employment with us will be April 30, 2020. Mr. Mullennix previously served as Chief Financial Officer and Senior Vice President of Operations for SolarReserve, LLC. Prior to SolarReserve, Mr. Mullennix served as a Managing Director at US Renewables Group, a private equity investment fund, Associate Vice President at AECOM Technology Company, and a Co-Founder of Ennix Incorporated. Mr. Mullennix. Mr. Mullennix earned a Master of Business Administration (with Honors) from the Anderson School at University of California Los Angeles. He holds a Bachelor of Arts degree in Economic Geography from Dartmouth College where he graduated Phi Beta Kappa and summa cum laude.

Mark P. Schoenberg, M.D. has served as our Chief Medical Officer since December 2017 and, prior to that, served as our Medical Director since February 2016. Dr. Schoenberg has over 20 years of experience in clinical practice and research focused on the care of patients with all forms of bladder cancer. Since April 2014, Dr. Schoenberg has been University Professor and Chairman of the Urology Department at The Montefiore Medical Center for The Albert Einstein College of Medicine of Yeshiva University. Prior to joining Montefiore, from 2005 to 2014, Dr. Schoenberg served as Director of Urologic Oncology and Bernard L. Schwartz Distinguished Professor of Urologic Oncology at Johns Hopkins Hospital. Dr. Schoenberg is also the past chair of the Medical Advisory Board of the Bladder Cancer Advocacy Network, the author of The Guide to Living with Bladder Cancer, co-editor of The Textbook of Bladder Cancer, a contributor to Campbell’s Urology and a past Senior Editor of the journal Seminars in Urologic Oncology. Dr. Schoenberg received his M.D. (Alpha Omega Alpha) from the University of Texas Health Sciences Center and completed his residency in General Surgery and Urology at the Hospital of The University of Pennsylvania, where he served as chief resident and urology instructor, before completing basic research and clinical urologic oncology fellowships at Johns Hopkins under the auspices of The American Cancer Society. Dr. Schoenberg is a fellow of the American College of Surgeons, as well as a member of the American Association of Cancer Research, the Society of Urologic Oncology and the American Urological Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our compensation committee arrived at specific compensation decisions for the year ending December 31, 2019. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers for the fiscal year ended December 31, 2019, which consist of our former principal executive officer, our current principal executive officer, our principal financial officer, and our only two remaining executive officers in 2019. Our Named Executive Officers for 2019 were:

Name	Position(s)
Elizabeth Barrett	President and Chief Executive Officer
Ron Bentsur	Former President and Chief Executive Officer
Peter P. Pfreundschuh	Chief Financial Officer
Stephen L. Mullennix	Chief Operating Officer
Mark P. Schoenberg	Chief Medical Officer

Executive Summary

The important features of our executive compensation program include the following:

•

A substantial portion of executive pay is tied to performance. We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance.

•

Our executive bonuses are dependent on the Company and the officer achieving annually determined goals and objectives. Our annual performance-based bonus opportunities for all our named executive officers are determined by the compensation committee in its sole discretion based upon the Company’s and the officer’s achievement of goals and objectives determined on an annual basis by the Company.

•

We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our named executive officer compensation package. During 2019, we granted our executive officers options to purchase our ordinary shares and restricted stock units. These awards strongly align our executive officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to remain in our long-term employ.

•	We do not provide our executive officers with any excise tax gross ups.
•	We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances.
•

Our compensation committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the compensation committee on market practices, including identifying a peer group of companies and their compensation practices, so that our compensation committee can regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.

Objectives, Philosophy and Elements of Executive Compensation

Our compensation program aims to achieve the following main objectives:

•	attract and retain and reward highly qualified executives;
•	provide incentives that motivate and reward for achievement of our key performance goals that increase shareholder value over the long-term;
•	align our executives’ interests with those of our shareholders; and
•	link pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We provided signing bonuses to our executive officers when they joined the Company. We also provide our executive officers with benefits available to all our employees, including participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual Company and executive officer performance goals and objectives.

Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the compensation committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives’ interests with shareholder interests and changes in shareholder value.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

	Attracts highly qualified executives and encourages their continued employment over the long-term.	Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable Company and executive officer goals and objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize shareholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the compensation committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our shareholders and our corporate goals.

2019 Say-on-Pay Results

We held a shareholder advisory vote on executive compensation in 2019, commonly referred to as a “say-on-pay vote,” which resulted in approval by approximately 68% of our shareholders voting on the advisory proposal. We take the views of our shareholders seriously.  We believe the relatively low approval percentage with respect to the shareholder advisory vote in 2019 relates to compensation paid to our Chief Executive Officer, Elizabeth Barrett, who joined us in 2019, as well the significant number of compensation proposals included in our proxy statement for our 2019 annual meeting of shareholders, which proposals related to compensation increases that were not previously approved by our shareholders as required under the Israeli Companies Law. In connection with Ms. Barrett’s agreement to join our company as our Chief Executive Officer, we paid Ms. Barrett a one-time signing bonus of $300,000. We also granted Ms. Barrett initial equity awards of a restricted stock unit covering 317,065 of our ordinary shares, which had a grant date fair value of $15,082,782, and an option to purchase 277,432 ordinary shares (the “Option”), which had a grant date fair value of $8,979,216. We believe the signing bonus and initial equity awards granted to Ms. Barrett were significant contributors to the relatively low shareholder advisory approval of our executive compensation in 2019. Our compensation committee believes our overall executive compensation program is otherwise reasonable relative to our peer companies. As such, our compensation committee elected not to make any changes to our executive compensation program in response to the shareholder advisory vote in 2019.

In 2019, our shareholders indicated their approval of the Board recommendation that we solicit a say-on-pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this annual meeting. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2025.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board

The compensation committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the compensation committee’s oversight of the executive compensation program, see the section titled “Compensation, Nominating and Corporate Governance Committee” beginning on page 17 of this proxy statement. Our compensation committee consists solely of independent members of the Board.

The compensation committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the compensation committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses her recommendations with the compensation committee, she does not participate in the deliberations concerning, or the determination of, her own compensation. The compensation committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

The compensation committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our compensation committee determines appropriate. The compensation committee does not delegate authority to approve executive officer compensation. The compensation committee does not maintain a formal policy regarding the timing of equity awards to our executive officers.

Role of Compensation Consultant

The compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee has retained Compensia, Inc., or Compensia, as its compensation consultant. A representative of Compensia generally attends meetings of the compensation committee. In addition, Compensia supported the selection of companies included in our compensation peer group, provided competitive market assessments of the compensation of our executive officers and non-employee director compensation programs, reviewed the CD&A section of this proxy statement, and provided support on other matters as requested by the compensation committee.

The compensation committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our compensation committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

The compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent.

In 2019, working with Compensia, the compensation committee approved a group of companies that were identified as peers based on alignment with our Company’s industry, stage of drug development, headcount, and market capitalization. The peer group that was identified in December 2018 and used in research that informed 2019 executive compensation decision-making included the following companies: Aimmune Therapeutics, Atara Biotherapeutics, Audentes Therapeutics, BioCryst Pharmaceuticals, ChemoCentryx, CytomX Therapeutics, Dynavax Technologies, Endocyte, Five Prime Therapeutics, G1 Therapeutics, Iovance Biotherapeutics, Karyopharm Therapeutics, Kura Oncology, Portola Pharmaceuticals, Progenics Pharmaceutical, Revance Therapeutics, Rigel Pharmaceuticals, Sangamo Therapeutics, Spark Therapeutics, ZIOPHARM Oncology, and Zogenix.

In 2019, using data compiled from the peer companies, or peer data, Compensia completed an assessment of our executive compensation to inform the compensation committee’s determinations regarding executive compensation for 2019. Compensia prepared and the compensation committee reviewed, a range of market data reference points with respect to base salary, performance bonuses, target total cash compensation (base salary and the annual target performance bonus), equity compensation, and total direct compensation (target total cash compensation and equity compensation) with respect to each of the named executive officers.

The Named Executive Officers whose compensation was the focus of this research included Elizabeth Barrett, Peter P. Pfreundschuh, Stephen L. Mullennix and Mark Schoenberg. In establishing 2019 pay for this group of executives, the compensation committee generally targeted the 50th percentile of the market data.

As a supplement to the peer group research completed in 2019, the compensation committee also requested information specific to new hire executive compensation when finalizing pay for our Chief Executive Officer who was hired during 2019. Compensia’s research of new hire executive compensation was not limited to the approved peer companies and focused on compensation packages of recently hired executives among comparable companies.

Market data is only one of the factors that the compensation committee considers in making compensation decisions. The compensation committee considers other factors as described below under “Factors Used in Determining Executive Compensation” and in particular the compensation committee and the Board considered the unique experience and expertise that Ms. Barrett brought to the Company when determining her compensation package, which exceeded the 75th percentile of the market data.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the factors listed below.

•	Company performance and existing business needs
•	Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance
•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry
•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”.
•	Recommendations from consultants on compensation policy determinations for the executive officer group

2019 Executive Compensation Program

Base Salary

The base salaries of our executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.

The base salaries of our executive officers are reviewed at least annually by our compensation committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our compensation committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our compensation committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities, or to align certain base salaries with those of individuals in comparable positions at the companies in our compensation peer group.

The 2019 base salaries for our executive officers were as follows:

Executive	Base Salary	Percentage Increase in Base Salary from December 2018
Elizabeth Barrett	$ 700,000	—
Peter P. Pfreundschuh	$ 435,625	2.5%
Stephen L. Mullennix	$ 435,625	2.5%
Mark P. Schoenberg	$ 205,000	2.5%

Annual Performance Bonus

Our Named Executive Officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve defined annual corporate goals and to reward them for individual performance towards these goals. The annual performance-based bonus each current named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals and objectives that the Board establishes each year. At the end of the year, the Board and compensation committee review our performance and approve the extent to which we achieved each of these corporate goals. Generally, the Board and compensation committee will assess each named executive officer’s individual contributions towards reaching our annual corporate goals and objectives but does not typically establish specific individual goals for our named executive officers.

The table below sets forth the targets for our NEOs for 2019, as provided for in their respective employment agreements. The target percentage is paid as a percentage of such executive officer’s base salary. For example, if 100% of the Company’s performance goals are achieved for 2019, this would yield our Chief Financial Officer, Peter Pfreundschuh, a cash incentive award of 50% of his 2019 base salary.

Executive Officer	Target Percentage of Base Salary
Elizabeth Barrett	100%
Peter P. Pfreundschuh	50%
Stephen L. Mullennix	50%
Mark P. Schoenberg	(1)

____________

(1) Dr. Schoenberg’s annual target bonus is $225,000.  Dr. Schoenberg is eligible to receive up to 150% of the annual target bonus based upon the achievement of the Company’s corporate goals and objectives.

In the first quarter of 2019, the compensation committee established the corporate goals described below. Our objective corporate goals are directly aligned with our specific strategic goals, including advancing our development programs, our research function, our clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for shareholders. The maximum possible corporate achievement for 2019 was 150% of our 2019 corporate goals (up to 100% for the core goals and 50% for the stretch goals). In December 2019, the compensation committee evaluated the accomplishments and performance of the Company against such corporate goals. After its consideration of the Company’s performance, as more specifically described below, the compensation committee rated our 2019 corporate achievement at 120% of our 2019 corporate goals.

Corporate Goal – Core	Weighting	Corporate Achievement
Submission & Acceptance of NDA by FDA for UGN-101	70%	Achieved
Launch Ready with Comprehensive Commercial and Medical Plan by 12/1/19	20%	Achieved
Advancement of UGN-102 with early data review by mid-year, and completion of enrollment by year end	10%	Achieved

Corporate Goal – Stretch	Weighting	Corporate Achievement
Early Approval UGN-101 NDA or Draft Labeling for UGN-101	40%	Not Achieved
New Partnership/Collaboration around RTGelTM Platform 2019	10%	Achieved
Completion of Proof of Concept work with new NCE/NME in RTGelTM Platform	10%	Not Achieved
Go/No-Go decision regarding advancement of UGN-201	10%	Achieved

In December 2019, after making these determinations regarding level of corporate performance achieved against the pre-established performance goals, the compensation committee reviewed and approved corporate cash incentives as set forth in the table below. The compensation committee may, in its sole discretion, eliminate any individual cash incentive or reduce or increase the amount of compensation payable with respect to any individual cash incentive.

	2019 Target Annual Cash Incentive		2019 Actual Annual Cash Incentive Paid
Named Executive Officer	% of Base Salary	$	% of Target Annual Cash Incentive	$
Elizabeth Barrett	100%	$ 700,000	120%	$ 840,000
Mark Schoenberg	110%	$ 225,000	120%	$ 270,000
Stephen L. Mullennix	50%	$ 217,813	120%	$ 261,375
Peter P. Pfreundschuh	50%	$ 217,813	120%	$ 261,375

Equity Awards

In 2019, the compensation committee approved the following grants of options to purchase our ordinary shares and RSUs to our named executive officers.

Executive	Share Option Grant (# shares)	Restricted stock units (# shares) (4)
Elizabeth Barrett(1)	322,432	332,065
Peter P. Pfreundschuh(2)	30,000	11,000
Stephen L. Mullennix(3)	30,000	8,000
Mark P. Schoenberg	22,500	8500

(1)

The option granted to Ms. Barrett vests with respect to 33.33% of the shares underlying the option on the one-year anniversary of the vesting commencement date, with the balance vesting in equal monthly installments thereafter over the next two years. Includes 45,000 stock options and 15,000 restricted stock units that were approved in December 2019 and granted in January 2020.

(2)

The option granted to Mr. Pfreundschuh vests with respect to 33.33% of the shares underlying the option on the one-year anniversary of the vesting commencement date, with the balance vesting in equal quarterly installments thereafter over the next two years. Includes 15,000 stock options and 6,000 restricted stock units that were approved in December 2019 and granted in January 2020.

(3)

The option granted to Mr. Mullennix vests with respect to 33.33% of the shares underlying the option on February 14, 2019 with the balance vesting in equal quarterly installments thereafter over the next two years. Includes 15,000 stock options and 3,000 restricted stock units that were approved in December 2019 and granted in January 2020.

(4)

Each restricted stock unit vests 33.33% on the one-year anniversary of the vesting commencement date and 12.5% of the remaining shares will vest in eight equal quarterly installments thereafter. Includes 15,000 stock options and 6,000 restricted stock units that were approved in December 2019 with an effective grant date of January 31, 2020.

The annual equity grants to our named executive officers are evaluated and approved by the compensation committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The compensation committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.

Other Features of Our Executive Compensation Program

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our executive officers. Each of these employment agreements provides for “at will” employment and set forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash opportunity, and an equity award recommendation. These agreements and the proprietary information and invention assignment agreements each executive officer executes upon commencing employment at the Company also set forth the rights and responsibilities of each party and include, among other rights and responsibilities, the prohibition on the executive officer from engaging directly or indirectly in competition with us, soliciting any of our employees, or disclosing our confidential information.

Below are descriptions of our employment agreements with our executive officers. For a discussion of the severance payments and other benefits to be provided in connection with an involuntary termination of employment, including in connection with a change in control of the Company under the arrangements with our executive officers, please see “—Severance and Change in Control Benefits” below.

Elizabeth Barrett.

On January 3, 2019, we entered into an employment agreement with Ms. Barrett, effective as of January 3, 2019. Pursuant to her employment agreement, Ms. Barrett is entitled to receive: (i) a signing bonus of $300,000; (ii) annual base salary of $700,000; (iii) an annual discretionary bonus for 2019 of up to 100% of her base salary, with 50% guaranteed; and (iv) annual discretionary bonuses for years following 2020, with an annual target bonus of 50% of her base salary. In the event Ms. Barrett is terminated without cause or resigns for good reason, Ms. Barrett will be entitled to receive: (a) continuing base salary payments for a period of 12 months; (b) an annual bonus for the year of separation (to the extent earned based on company performance); (c) any annual bonus earned with respect to the year preceding her separation if not already paid; (d) 12 months of vesting acceleration for any unvested equity awards held by her at the time of her separation; and (e) COBRA payment reimbursement for up to 12 months following her separation. Other than the equity award vesting acceleration and COBRA payment reimbursement, payment of the foregoing severance compensation is subject to Ms. Barrett delivering to us an effective release and waiver of claims. In the event Ms. Barrett is terminated without cause or resigns for good reason within three months prior to, or 24 months following, a change in control of our company, and subject to Ms. Barrett delivering to us an effective release and waiver of claims, Ms. Barrett will be entitled to receive, in lieu of the severance benefits described above: (1) a lump sum payment equal to 18 months’ of her then-current annual base salary; (2) 100% of her then-current target bonus; and (3) the amount of any COBRA payments made by her during the 18 month period following the date of such separation. In addition, all equity awards held by Ms. Barrett at the time of a change in control will become fully vested. As of January 1, 2020, Ms. Barrett’s annual base salary increased to $721,000.

Pursuant to her employment agreement, Ms. Barrett was also initially granted a restricted stock unit covering 317,065 of our ordinary shares and an option to purchase 277,432 ordinary shares. Both awards vest over a period of three years, with 33% of the underlying shares of each award vesting on January 3, 2020, and with the balance of the underlying shares of each award vesting in equal monthly installments over the next 24 months.

Ron Bentsur. On August 15, 2015, we entered into an employment agreement with Mr. Bentsur. Pursuant to the terms of the agreement, Mr. Bentsur was entitled to receive an annual base salary of 100,000 New Israeli Shekels. Under the terms of the agreement, Mr. Bentsur was also granted 77,000 restricted stock units, and the right to receive up to an additional 18,000 restricted shares or restricted stock units upon the achievement of specified milestones. On September 1, 2017, we entered into an amendment to Mr. Bentsur’s employment agreement, pursuant to which Mr. Bentsur was entitled to receive a gross monthly salary as determined by our board of directors and additional contributions to an education and managers insurance fund in an amount not higher than the highest amount recognized under Israeli tax law for deductions towards retirement plans.

On January 3, 2019, we entered into a separation and release agreement with Mr. Bentsur, pursuant to which Mr. Bentsur agreed to provide transition support services as may be reasonably requested by Elizabeth Barrett for a period of six months. Mr. Bentsur also provided us with a release and waiver of claims. In accordance with this agreement, all unvested equity awards held by Mr. Bentsur received 12 months of vesting acceleration, and the exercise period for all options held by Mr. Bentsur was extended to December 31, 2019. In addition, we agreed to pay Mr. Bentsur an annual performance bonus for 2018 equal to 50% of Mr. Bentsur’s base salary in effect immediately prior to the agreement, multiplied by the achievement percentage of our 2018 company performance goals. We also agreed to pay Mr. Bentsur a one-time payment of $401,250.

Peter P. Pfreundschuh. On July 31, 2018, we entered into an employment agreement with Mr. Pfreundschuh. Pursuant to the terms of the agreement, Mr. Pfreundschuh is entitled to an annual base salary of $425,000 and is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Pfreundschuh was granted an initial new hire option to purchase 50,000 ordinary shares and 12,500 restricted stock units. As of January 1, 2019, Mr. Pfreundschuh’s annual base salary was increased to $435,625 and as of January 1, 2020 was increased to $448,694.

Stephen L. Mullennix. On October 28, 2018, we entered into an employment agreement with Mr. Mullennix. Pursuant to the terms of the agreement, Mr. Mullennix is entitled to an annual base salary of $425,000 and is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Mullennix was granted an initial new hire option to purchase 45,000 ordinary shares and 12,000 restricted stock units pursuant to a March 7, 2018 agreement with the Company. Pursuant to the terms of Mr. Mullennix’s employment agreement dated October 28, 2018, Mr. Mullennix was granted and additional option to purchase 20,000 ordinary shares and an additional 5,000 restricted stock units. As of January 2, 2019, Mr. Mullennix’s annual base salary was increased to $435,625 and as of January 1, 2020 was increased to $448,694.

Mark P. Schoenberg. On January 23, 2020, we entered into a new employment agreement with Dr. Schoenberg. Pursuant to the terms of the agreement and Dr. Schoenberg’s reduced-time status, Dr. Schoenberg is entitled to an annual base salary of $205,000 and is eligible to receive an annual cash bonus of 110% of his base salary subject to achievement of Company goals and objectives.

Severance and Change in Control Benefits

Our employment agreements with our named executive officers provide that our named executive officers are eligible for severance benefits outside of a change of control event if they are terminated without cause or resign for good reason.

If there is a change in control and the named executive officer is terminated without cause or terminates their employment for good reason, in either case within three months prior to, or 24 months following the effective date of the change in control, and provided a separation agreement has become effective, the named executive officer shall be entitled to the following benefits: (a) a lump sum payment equal to the sum of (1) 12 months of their then-current annual base salary and (2) 100% of their current target bonus percentage of their current annual base salary. With respect to Ms. Barrett, Mr. Pfreundschuh and Dr. Schoenberg, in the event a change in control occurs prior to a named executive officer’s termination of employment, 100% of the named executive officer’s equity grants that have not yet become exercisable or vested shall become exercisable and vested immediately prior to the closing of the transaction resulting in a change in control. In addition, in the event Dr. Schoenberg is terminated without cause or resigns for good reason within 60 days before a change in control, 100% of Dr. Schoenberg’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control. In the case of Mr. Mullennix, in the event of his termination without cause or resignation for good reason within three months before or 24 months following a change in control, 100% of Mr. Mullennix’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control. In the case of Dr. Schoenberg, in the event of his termination without cause or resignation for good reason within 60 days before a change in control, 100% of Dr. Schoenberg’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control.

In the event of a change in control, awards granted under our 2017 Equity Incentive Plan, or 2017 Plan, will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provided a 401(k) plan to all of our U.S. employees, including our named executive officers. We do not generally provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers.

Tax and Accounting Implications

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, has historically limited companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year, subject to certain exceptions, including an exception for certain “performance-based compensation,” as defined in the Code and accompanying regulations. Under a transition rule that applies to newly-public companies, we are currently exempt from this limitation. Due to the effects of tax reform, the historical exemption for performance-based compensation will be available only for certain prior “grandfathered” arrangements, and the Company will continue to review related guidance from the Internal Revenue Service as it becomes available, including proposed regulations released by the Internal Revenue Service in late 2019. In determining the form and amount of compensation for our named executive officers, our compensation committee may continue to consider all elements of the cost of such compensation. While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Risk Analysis of Our Compensation Policies and Practices

The compensation committee has reviewed the Company’s compensation policies and practices, in consultation with Compensia and outside Company counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of options to purchase our ordinary shares and restricted stock units) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our shareholders.

2019 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2019, with respect to Ms. Barrett, Mr. Bentsur, Mr. Pfreundschuh, Mr. Mullennix and Dr. Schoenberg; December 31, 2018, with respect to Mr. Bentsur, Mr. Pfreundschuh, Mr. Mullennix and Dr. Schoenberg; and December 31, 2017, with respect to Mr. Bentsur and Dr. Schoenberg.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Elizabeth Barrett	2019	694,697	300,000	15,082,782	8,979,216	840,000	4,128	25,900,823
Chief Executive Officer (6)
Ron Bentsur	2019	5,812	—	—	—	—	2,326	8,138
Former Chief Executive Officer (7)	2018	610,200	—	—	1,739,588	334,000	3,266,324	5,950,112
	2017	414,252	—	—	1,244,448	225,973	87,667	1,972,339
Peter P. Pfreundschuh	2019	435,625	—	212,500	436,108	261,375	1,183	1,346,791
Chief Financial Officer (8)	2018	156,424	—	527,875	1,704,505	96,800	197	2,485,800
Stephen L. Mullennix	2019	435,625	—	212,500	436,108	261,375	904	1,346,512
Chief Operating Officer (9)	2018	359,754	70,000	1,102,893	2,552,946	223,400	575	4,309,568

Mark Schoenberg	2019	205,000	—	106,250	218,054	270,000	1,604	800,908
Chief Medical Officer (10)	2018	200,000	—	—	—	100,000	—	300,000
	2017	13,636	75,000	490,750	468,708	6,030	—	1,054,124

(1)	The amounts reported in this column represent commencement bonuses for Ms. Barrett, Mr. Mullennix and Dr. Schoenberg.
(2)

Represents the aggregate grant-date fair value of the restricted stock units awarded to the Named Executive Officer for the applicable year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and does not take into account estimated forfeitures, which value is based on the closing market price of our ordinary shares on the date of grant.

(3)

Represents the aggregate grant-date fair value of the stock options awarded to the Named Executive Officer for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020.

(4)	The amounts reported in this column represent annual performance-based bonuses earned for 2017, 2018 and 2019. For more information, see “—Annual Performance Bonus” above.
(5)

The amounts reported in this column represent the following for 2017: for Mr. Bentsur, $71,498 for employer contributions to pension plan and $16,169 in vehicle related costs. The amounts reported in this column represent the following for 2018: for Mr. Bentsur, $2,792,487 in stock option and award acceleration costs, $401,250 in severance payments, $55,514 for employer contributions to pension plan and $17,073 in vehicle related costs. The amounts reported in this column represent the following for 2019: for Mr. Bentsur represent vehicle related costs, employer pension contributions, cellphone reimbursement and study funds. Amounts for Ms. Barrett, Mr. Pfreundschuh and Mr. Mullennix for each year reported represent the value of company paid life insurance. The employer pension plan contributions described above were made pursuant to Section 14 of the Israeli Severance Pay Law, 5723-1963. These contributions are held and administered by insurance companies or pension funds.

(6)	Ms. Barrett has served as our Chief Executive Officer since January 3, 2019
(7)	Mr. Bentsur resigned on January 2, 2019.
(8)	Mr. Pfreundschuh has served as our Chief Financial Officer since August 2018.
(9)	Mr. Mullennix has served as our Chief Operating Officer since February 2018. Mr. Mullennix’s employment with the Company will terminate on April 30, 2020.
(10)	Dr. Schoenberg has served as our Chief Medical Officer since December 2017, prior to which he was our Medical Director.

2019 Grants of Plan-Based Awards Table

The following table sets forth information relating to the grant of plan-based incentive awards to our Named Executive Officers in 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Number of Shares of Stock	Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock
Name	Grant Date (1)(3)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Options (#)	Awards ($/Sh)	And Option Awards($)
Elizabeth Barrett
Restricted stock unit award	1/3/2019	—	—	—	317,065	—	—	15,082,782
Stock option award	1/3/2019	—	—	—	—	277,432	47.57	8,979,216
Restricted stock unit award	1/31/2020				15,000			441,150
Stock option award	1/31/2020					45,000	29.41	876,164
Annual Bonus	—	—	700,000	—	—	—	—	—
Peter Pfreundschuh
Restricted stock unit award	1/26/2016	—	—	—	5,000	—	—	212,500
Stock option award	1/26/2016	—	—	—	—	15,000	42.50	436,108
Restricted stock unit award	1/31/2020				6,000			176,460
Stock option award	1/31/2020					15,000	29.41	292,055
Annual Bonus	—	—	217,813	—	—	—	—	—
Stephen Mullennix
Restricted stock unit award	1/26/2016	—	—	—	5,000	—	—	212,500
Stock option award	1/26/2016	—	—	—	—	15,000	42.50	436,108
Restricted stock unit award	1/31/2020				3,000			88,230
Stock option award	1/31/2020					15,000	29.41	292,055
Annual Bonus	—	—	217,813	—	—	—	—	—
Mark Schoenberg
Restricted stock unit award	1/26/2019	—	—	—	2,500	—	—	106,250
Stock option award	1/26/2019	—	—	—	—	7,500	42.50	218,054
Restricted stock unit award	1/31/2020				6,000			176,460
Stock option award	1/31/2020					15,000	29.41	292,055
Annual Bonus	—	—	225,000	—	—	—	—	—

(1)	All options to purchase ordinary shares and restricted stock unit awards were granted under the EIP.
(2)	These amounts represent target performance-based bonus payments for each named executive officer for 2019. There were no threshold or maximum bonus amounts.
(3)	The restricted stock unit awards and the stock options with a grant date of January 31, 2020 were approved by our board of directors in December 2019.

2019 Outstanding Equity Awards At Fiscal Year End Table

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers. The options to purchase our ordinary shares were granted with a per share exercise price equal to the fair market value of one ordinary share on the date of grant, as determined in good faith by our Board. Unless otherwise noted, all options provide for the following vesting schedule: 33.333% of the shares subject to the option vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal quarterly installments over the next two years. All of the equity awards were granted under our EIP.

	Options awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Elizabeth Barrett(1)	1/3/2019	—	—	—	—	317,065	10,580,459
	1/3/2019	—	277,432	47.57	1/3/2029	—	9,257,906
Peter Pfreundschuh	8/20/2018	—	—	—	—	7,291	243,301
	8/20/2018	16,667	33,333	42.23	8/20/2028	—	1,112,333
	1/26/2019	—	—	—	—	5,000	166,850
	1/26/2019	—	15,000	42.50	1/26/2029	—	500,550
Stephen Mullennix	3/7/2018	—	—	—	—	5,209	173,824
	3/7/2018	15,000	30,000	55.50	3/7/2028	—	1,001,100
	6/4/2018	—	—	—	—	1,503	50,155
	10/28/2018	6,667	13,333	39.10	10/28/2028	—	444,933
	10/28/2018	—	—	—	—	2,084	69,543
	1/26/2019	—	—	—	—	5,000	166,850
	1/26/2019	—	15,000	42.50	1/26/2029	—	500,550
Mark Schoenberg	1/20/2016	122,677	—	5.00	1/20/2023	—	—
	12/7/2017	—	—	—	—	4,167	139,053
	12/7/2017	10,000	5,000	39.26	12/7/2027	—	166,850
	1/26/2019	—	7,500	42.50	1/26/2029	—	250,275
	1/26/2019	—	—	—	—	2,500	83,425

(1)

33.333% of the shares subject to the options and stock awards vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal monthly installments over the next two years.

2019 Option Exercises and Share Vested Table

The following table provides information on options to purchase our ordinary shares that were exercised, including the number of ordinary shares acquired upon exercise and the value realized, determined as described below, for our Named Executive Officers in the year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Elizabeth Barrett	—	—	—	—
Ron Bentsur	40,000	685,405	41,067	1,953,557
Peter P. Pfreundschuh	—	—	5,209	167,406
Stephen L. Mullennix	—	—	12,311	430,583
Mark Schoenberg	—	—	8,333	299,113

(1)

The value realized on exercise is based on the difference between the closing market price of our ordinary shares on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,390,762*	$32.93	638,229
Equity compensation plans not approved by security holders	100,400**	N/A	799,600***
Total	3,390,762	$32.93	1,437,829

*	Includes stock options to purchase 2,871,335 ordinary shares with a per share weighted-average exercise price of $32.93. Also includes 519,427 restricted stock unit awards with no exercise price.
**	Represents ordinary shares underlying restricted stock units granted as inducement awards.

*** Represents ordinary shares reserved for future grant as inducement awards.

Potential Payments Upon Termination or Change-in-Control

Name	Benefit	Termination Not in Connection with a Change in Control ($)	Termination in Connection with a Change in Control ($)
Elizabeth Barrett	Lump Sum Cash Severance Payment	700,000	1,050,000
	Lump Sum Target Bonus Payment	225,973	350,000
	Health Insurance Premiums	29,792	44,688
	Vesting Acceleration(1)	3,526,820	10,580,459
	Benefit Total	$4,482,584	$12,025,147
Peter Pfreundschuh	Lump Sum Cash Severance Payment	435,625	653,438
	Lump Sum Target Bonus Payment	108,906	217,813
	Health Insurance Premiums	50,228	75,343
	Vesting Acceleration(1)	97,329	583,975
	Benefit Total	692,089	1,530,568
Stephen Mullennix	Lump Sum Cash Severance Payment	435,625	653,438
	Lump Sum Target Bonus Payment	—	326,719
	Health Insurance Premiums	41,723	62,584
	Vesting Acceleration(1)	145,198	871,191
	Benefit Total	622,546	1,913,931

(1)

The value of stock option vesting acceleration is based on the closing price of $33.37 per ordinary shares on December 31, 2019, minus the exercise price of the unvested stock option shares subject to acceleration.

Pay Ratio Disclosure

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer ("CEO"), Elizabeth Barrett, to the median of the annual total compensation of all of our employees other than Ms. Barrett (the "CEO Pay Ratio").

For fiscal 2019, the median of the annual total compensation of all employees of the Company (other than the CEO) was $223,867 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $25,900,823. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 116 to 1. We believe this is an elevated pay ratio, as it reflects the value of sign-on equity awards granted to our chief executive officer, which would not be awarded on a continuing basis.

To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all employees other than our CEO as of December 31, 2019 (whether employed on a full-time, part-time, seasonal, or temporary basis).
•

To identify our median employee from our employee population, we chose as our consistently applied compensation measure the aggregate amount of each employee’s base salary and cash bonuses paid during fiscal 2019 and the grant date fair value of equity awards granted in fiscal 2019 determined in accordance with FASB ASC Topic 718.

•	In making this determination, we did not annualize the compensation of employees who were employed by us for less than the entire fiscal year and we did not make any cost-of-living adjustments.
•	We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K.
•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average exchange rate in effect during 2019.

Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC's rules and regulations, based on our records and the methodology described above. The SEC’s rules and regulations for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies and to use reasonable estimates and assumptions based on their own facts and circumstances.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2019 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Arie Belldegrun (2)	200,000	272,698	472,698
Cynthia M. Butitta (3)	62,500	272,698	335,198
Fred E. Cohen (4)	45,000	272,698	317,698
Kathryn E. Falberg (5)	60,000	272,698	332,698
Stuart Holden (6)	47,500	272,698	320,198
Ran Nussbaum (Pontifax III partnerships) (7)	45,081	272,698	317,779
Shawn C. Tomasello (8)	40,000	272,698	312,698

(1)

The amounts reported in this column do not reflect the amounts that may actually be received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of options to purchase our ordinary shares granted to our non-employee directors during the fiscal year ended December 31, 2019, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020. As required by SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received shares will only realize compensation with regard to these options to the extent the market price of our ordinary shares is greater than the exercise price of such options.

(2)	Aggregate number of option awards outstanding held by Dr. Belldegrun at December 31, 2019 was 206,482.
(3)	Aggregate number of option awards outstanding held by Ms. Butitta at December 31, 2019 was 70,000.
(4)	Aggregate number of option awards outstanding held by Dr. Cohen at December 31, 2019 was 45,000.
(5)	Aggregate number of option awards outstanding held by Ms. Falberg at December 31, 2019 was 60,000.
(6)	Aggregate number of option awards outstanding held by Dr. Holden at December 31, 2019 was 78,000.
(7)	Aggregate number of option awards outstanding beneficially owned by Mr. Nussbaum at December 31, 2019 was 74,481.
(8)	Aggregate number of option awards outstanding held by Ms. Tomasello at December 31, 2019 was 60,000.

The cash fees paid to our directors in 2019, as reflected in the table above, were paid pursuant to our director compensation policy in effect in 2019. Pursuant to this policy, board members received $40,000 for their service on the board of directors, except for our Chairman, Dr. Belldegrun, who received $75,000 per year through September 30, 2018 and $195,000 per year commencing October 1, 2018. Members of the compensation, nominating and corporate governance committee, and the compliance committee, received an additional $5,000 per year, or $15,000 in the case of the committee chair. Members of the audit committee received an additional $7,500 per year, or $20,000 in the case of the committee chair.

Non-Employee Director Compensation Policy

Our board of directors adopted a director compensation policy pursuant to which each of our directors who is not an employee of our company, which is currently all directors other than Ms. Barrett, is eligible to receive compensation for service on our board of directors and committees of our board of directors. Under our current director compensation policy which is contained in our amended and restated compensation policy being submitted for approval by our shareholders at the Annual Meeting pursuant to Proposal 3 of this proxy statement, each non-employee member of our Board is entitled to receive a cash retainer in the following amounts for service in each specified role:

Annual Board Service Retainer:

•	Chairman of the Board: $195,000
•	All Other Eligible Directors: $40,000

Annual Committee Member Service Retainer (in addition to Board Service Retainer):

•	Member of the Audit Committee: $7,500
•	Member of the Compensation, Nominating and Corporate Governance Committee: $5,000
•	Member of the Compliance Committee: $5,000

Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer):

•	Chairman of the Audit Committee: $20,000
•	Chairman of the Compensation, Nominating and Corporate Governance Committee: $15,000
•	Chairman of the Compliance Committee: $15,000

Each non-employee member of our Board is also entitled to receive an initial option grant to purchase 20,000 of our ordinary shares, and an annual option grant to purchase 10,000 of our ordinary shares on the date of each annual shareholders meeting of the Company, contingent upon their continued service as a non-employee member of the Board. If a director joins the Board between annual meetings, the annual grant awarded at his/her first annual meeting will be pro-rated based on the duration of service leading up to the meeting date: (i) for service between 0 (zero) and 90 (ninety) days – no grant; (ii) for service between 91 (ninety-one) and 180 (one hundred eighty) days – 5,000 (five thousand) options; and (iii) for service of at least 181 (one hundred eighty-one) days – 10,000 (ten thousand) options. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the fair market value of the underlying ordinary share on the date of grant. The initial option grants vest in equal quarterly installments over a period of two years. The annual option grants vest in equal quarterly installments over a period of one year.

Additionally, a grant in excess of the 20,000 ordinary share initial option grant may be applied as an inducement for non-employee directors who are currently not members of our Board.

Our non-employee directors also received reimbursement of their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Person Transactions

Described below are all transactions occurring since January 1, 2019 to which we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding ordinary shares, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under “Executive Compensation” and “Director Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Indemnification agreements

Our articles of association permit us to exculpate, indemnify and insure each of our directors and executive officers to the fullest extent permitted by the Israeli Companies Law. We have entered into indemnification agreements with each of our directors and executive officers, undertaking to indemnify them to the fullest extent permitted by Israeli law, to the extent that these liabilities are not covered by insurance. We have also obtained Directors and Officers insurance for each of our executive officers and directors.

Employment Agreements

We have entered into an employment agreement with our named executive officers. For more information regarding these agreements, see “Executive Compensation.”

Share Option Grants to Executive Officers and Directors

We have granted options to purchase our ordinary shares and restricted stock units to our directors and named executive officers as more fully described in the sections titled “Director Compensation” and “Executive Compensation,” respectively.

Policies and Procedures for Transactions with Related Persons

We adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, is required to take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials, please notify your broker or UroGen. Direct your written request to UroGen Pharma Ltd., Secretary, 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials or other annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board, at the time of the preparation of this proxy statement, knows of no other matters to come before the Annual Meeting other than that referred to herein. If any other matters should properly come before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote all proxies in accordance with his or her best judgment.

By Order of the Board of Directors

Peter P. Pfreundschuh

Chief Financial Officer and Secretary

Appendix A

UroGen Pharma Ltd.

2017 Equity Incentive Plan

Adopted by the Board of Directors:  March 29, 2017 and May 3, 2017

Approved by the Stockholders:  April 19, 2017

IPO Date/Effective Date: May 9, 2017

Amended by the Board of Directors: August 29, 2018

Amended by the Board of Directors: April 26, 2020

Approved by the Stockholders: [June 8], 2020

General.

(a)Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(b)Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Ordinary Shares.

Administration.

(d)Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 1(f).

(e)Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Ordinary Shares under the Award; (E) the number of Ordinary Shares subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

To settle all controversies regarding the Plan and Awards granted under it.

To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or Ordinary Shares may be issued in settlement thereof).

To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent.

To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements (taking into account any permissible and effective opting out by the Company from such requirements), and except as provided in Section 1(uu) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of Ordinary Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which Ordinary Shares may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” and/or (C) Rule 16b-3.

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; and/or (D) to comply with other applicable laws or listing requirements.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are not United States  nationals or who are employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(f)Delegation to Committee.

General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(g)Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of Ordinary Shares to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of Ordinary Shares that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine Fair Market Value

(h)No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Ordinary Shares in exchange for cash or other Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

(i)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Shares Subject to the Plan.

Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 3,950,167 shares (the “Share Reserve”). For clarity, the Share Reserve in this Section 0 is a limitation on the number of Ordinary Shares that may be issued pursuant to the Plan.  Accordingly, this Section 0 does not limit the granting of Stock Awards except as provided in Section 1(ff).  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(j)Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan and the Ordinary Shares relating to such Stock Award (or portion thereof) will again become available for issuance under the Plan.  If any Ordinary Shares issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(k)Incentive Stock Option Limit.  Subject to the provisions of Section 1(uu) relating to Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 5,600,000 Ordinary Shares.

(l)Section 162(m) Limitations.  Subject to the provisions of Section 1(uu) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

A maximum of 500,000 Ordinary Shares subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

A maximum of 500,000 Ordinary Shares subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

A maximum of $3.0 million may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(m)Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Ordinary Shares, including shares repurchased by the Company on the open market or otherwise.

Eligibility.

(n)Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(o)Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(p)Term.  Subject to the provisions of Section 1(o) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(q)Exercise Price.  Subject to the provisions of Section 1(o) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Ordinary Shares subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in Ordinary Shares equivalents.

(r)Purchase Price for Options.  The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

by cash, check, bank draft or money order payable to the Company;

pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares;

if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(s)Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Share equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Ordinary Share equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(t)Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(u)Vesting Generally.  The total number of Ordinary Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 1(u) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(v)Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(w)Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Ordinary Shares received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(x)Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(y)Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(z)Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(aa)Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Ordinary Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

Provisions of Stock Awards other than Options and SARs.

(bb)Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the Company’s articles of association, at the Board’s election, Ordinary Shares may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Vesting.  Ordinary Shares awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

Transferability.  Rights to acquire Ordinary Shares under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(cc)Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Ordinary Shares subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Ordinary Shares subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

Payment.  A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

Dividend Equivalents.  Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(dd)Performance Awards.

Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

Board and Committee Discretion.  The Board and the Committee retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date which occurs 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Ordinary Shares).  Notwithstanding satisfaction of, or completion of any Performance Goals, the number of Ordinary Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(ee)Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 0 and the preceding provisions of this Section 0.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

Covenants of the Company.

(ff)Availability of Shares.  The Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy then-outstanding Awards.

(gg)Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(hh)No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

Miscellaneous.

(ii)Use of Proceeds from Sales of Ordinary Shares.  Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.

(jj)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(kk)Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Ordinary Shares under, the Award pursuant to its terms, and (ii) the issuance of the Ordinary Shares subject to such Award has been entered into the books and records of the Company.

(ll)No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the articles of association of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(mm)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(nn)Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(oo)Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Ordinary Shares under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(pp)Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(qq)Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(rr)Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(ss)Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(tt)Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Adjustments upon Changes in Ordinary Shares; Other Corporate Events.

(uu)Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 0, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 1(k), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections (l), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(vv)Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(ww)Transactions.  The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise.  For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price.  Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(xx)Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Existence of the Plan; Timing of First Grant or Exercise.

The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the IPO Date (that is, the Effective Date).  In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

Choice of Law.

The Plan, all determinations made and actions taken pursuant hereto and, except as provided below or in an applicable subplan, each Award Agreement to a Participant shall be governed by the laws of the State of Israel, excluding matters that are subject to tax laws, regulations and rules, or conflicts or choice of law rule or principles, of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction.

Definitions.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(yy)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(zz)“Award” means a Stock Award or a Performance Cash Award.

(aaa)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(bbb)“Board” means the Board of Directors of the Company.

(ccc) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(ddd)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(eee) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Adoption Date, either an executive officer or a Director (either, a “Legacy Investor”) and/or any entity in which a Legacy Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Legacy Entities”) or on account of the Legacy Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s articles of association; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Legacy Entities;

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Legacy Entities;

the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;  provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(fff)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(ggg)“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 1(f).

“Company” means UroGen Pharma Ltd., an Israeli corporation.

(hhh)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.  In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(iii)“Corporate Transaction” the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

a sale or other disposition of more than 50% of the outstanding securities of the Company;

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(jjj)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(kkk)“Director” means a member of the Board.

(lll)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(mmm)“Effective Date” means the IPO Date.

(nnn)“Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(ooo)“Entity” means a corporation, partnership, limited liability company or other entity.

(ppp)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(qqq)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(rrr)“Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of an Ordinary Share will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

Unless otherwise provided by the Board, if there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

In the absence of such markets for the Ordinary Shares, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(sss)“Incentive Stock Option” means an option granted pursuant to Section 0 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ttt)“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Ordinary Shares, pursuant to which the Ordinary Shares are priced for the initial public offering.

(uuu)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(vvv)“Nonstatutory Stock Option” means any Option granted pursuant to Section 0 of the Plan that does not qualify as an Incentive Stock Option.

(www)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(xxx)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Ordinary Shares granted pursuant to the Plan.

(yyy)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(zzz)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aaaa)“Ordinary Shares” means the Ordinary Shares of the Company, par value NIS 0.01 per Ordinary Share.

(bbbb)“Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(ee).

(cccc)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(dddd)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(eeee)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ffff)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gggg)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 0.

“Performance Criteria” means the one or more criteria that the Board or the Committee will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or the Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board or the Committee for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board or the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or the Committee will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates;

(5) to exclude the effects of any “unusual or infrequently occurring items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding Ordinary Shares of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to Ordinary Shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board or the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(hhhh)“Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(iiii)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 0.

“Plan” means this UroGen Pharma Ltd. 2017 Equity Incentive Plan, as it may be amended.

(jjjj)“Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(bb).

(kkkk)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(llll)“Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(cc).

(mmmm)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(nnnn)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(oooo)“Securities Act” means the Securities Act of 1933, as amended.

(pppp)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 0.

(qqqq)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(rrrr)“Stock Award” means any right to receive Ordinary Shares granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ssss)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tttt)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding ordinary shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(uuuu)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(vvvv)"Transaction" means a Corporate Transaction or a Change in Control.

Appendix B

UroGen Pharma Ltd.

2019 OFFICERS1 COMPENSATION POLICY

1.	Introduction

1.1.UroGen Pharma Ltd. (“Company”) is a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. The Company has an innovative and broad pipeline of product candidates that it believes can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology.

1.2.On May 9, 2017, the Company registered its shares on the Nasdaq Global Market (URGN).

1.3.Per the provisions of Amendment 20 (“Amendment 20”) to the Companies Law 5759-1999 (“Companies Law"”), the Company's Board of Directors (“Board”) has established a Compensation Committee (“Compensation Committee”). After consideration of the provisions of Amendment 20, the Compensation Committee has recommended that the Board shall adopt the director’s and officer’s compensation policy (“Compensation Policy”), specified below. The Board has considered the Compensation Committee's recommendation and on the basis of such recommendation has approved the Compensation Policy.

1.4.Company's vision is to implement its unique knowledge and expertise in the field of urological pathologies, to further develop an innovative and broad pipeline of product candidates. As such, Company envisions its mission for the coming years to be: (i) establish each of our lead product candidates, UGN-101 and UGN-102, as the first-line therapy in its target; (ii) expand our uro-oncology product pipeline, including Vesimune; (iii) utilize our proprietary technology to expand our pipeline with other novel uro-oncology agents and/or into other body cavities and indications; and (iv) evaluate and selectively pursue potential collaborations to develop improved formulations and product lifecycle management strategies.

1.5.Several main principles and objectives form the basis of the Compensation Policy: (a) to promote the Company's mission, long term goals and targets; (b) to create appropriate incentives for the Company’s directors and officers with the aim of aligning such directors’ and officers' compensation with the Company's mission and goals, taking into account, inter alia, the compensation ranges for similar roles in the life science industry in the U.S.; (c) to adapt a compensation package combination that matches the size of the Company and the nature of its activities also in the context of comparable publicly-traded life science companies - of similar market capitalization and/or stage of development ; and (d) to comply with the provisions of the law by compensating those eligible pursuant to the Compensation Policy, based on their contribution and their efforts to the development of the Company’s business and promotion of its goals, in the short and long term.

1.6.The Compensation Policy is a multi-year policy which supersedes the Company’s 2018 Officers Compensation Policy and shall be in effect for a period of five (5) years from the date the shareholders of the Company approved it (“Effective Date”), following which date it shall be subject to re-approval, and then every three (3) years thereafter. The Compensation Committee and the Board shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved (subject to changes to be decided by the Compensation Committee), as required by the applicable law.

1.7.The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its directors and officers, and to the Company's Articles of Association.

[1]

The term “officer” for purposes of this policy shall refer to any employee of the Company that meets either the definition of an officer (i) set out in the Companies Law: “a chief executive officer, chief operating officer, chief financial officer, and/or chief medical or scientific officer and other manager/officer who reports directly to the chief executive officer”, or (ii) Rule 16(a)-1(f) of the Securities Exchange Act of 1934, as amended.

2.	THE COMPENSATION POLICY

2.1.Parameters for Examining the Officer Compensation Terms. In general, the compensation terms for officers shall be examined, while taking into consideration, inter alia, the following parameters:

2.1.1.The education, qualifications, expertise, seniority (in the Company in particular, and in the officer's profession in general), professional experience and achievements of the officer;

2.1.2.The officer’s position, and his previous agreements;

2.1.3.The officer’s contribution to the Company’s business and stability;

2.1.4.The degree of responsibility imposed on the officer; The Company’s need to retain officers who have skills, know-how or unique expertise;

2.1.5.The Company's global nature;

2.1.6.The ratio between the officer's employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer's compensation to the average wage and the median wage in the Company and the impact of the differences on employment costs and labor relations in the Company; and

2.1.7.Reasonable and customary terms of employment of similar officers in similar companies in the field of life science and pharmaceutical drug development and commercialization (valuation, number of employees, regulatory path, etc.) based on market conditions, compensation parameters and experience, and relative benchmarking analysis to such comparable companies, as compiled by an independent compensation consultant engaged by the Compensation Committee (the “Market Benchmark”).

2.2.Compensation Terms of Officers. The Company shall be entitled to grant to its officers (to all or part of them) a compensation package which may include a signing bonus, base salary, commissions (if applicable), annual cash bonus, Share-Based Compensation (as defined below), retirement grants, or any combination thereof.

2.2.1.Base Salary. The base salary of each officer in the Company, whether paid as salary or as service fee through a management contract against a proper invoice, shall be determined based on the parameters specified in Section 2.1 above (“Base Salary”). In any case where an officer is providing services through a management services agreement and consideration is paid against an invoice, for the purpose of the Compensation Policy, the Base Salary of such officer shall be deemed to be equal to approximately seventy-five percent (75%) of the total consideration paid for his or her services, under such invoice, excluding VAT. The Base Salary of officers whose company car tax liability is grossed up and paid by the Company, shall be deemed to be commensurately below that (approximately seventy percent (70%)) of the total consideration paid for his or her services, excluding VAT.

The Compensation Committee and the Board shall be entitled to update the Base Salary and other terms of engagement of the CEO without shareholder approval, if such terms are not materially more favorable than in the previous engagement, which itself received Board, Compensation Committee and shareholders’ approval. Additionally, the CEO may approve non-material changes to a subordinate officer’s engagement terms in accordance with this Compensation Policy, without further approval by the Compensation Committee or Board. In general, and without derogating from further limitations under applicable law, updating the Base Salary at a rate that exceeds fifteen percent (15%) per year, of the Base Salary prior to such update (without taking into account any linkage differentials) will be deemed a material change (“Material Change”) and shall be considered as a deviation from this Compensation Policy. As of the Effective Date:

2.2.1.1.Base Salary for the chief executive officer (“CEO”) shall be the maximum of (i) the 75th percentile of the Market Benchmark for chief executive officers, (ii) the latest shareholder approved compensation package for the CEO, or (iii) in the case of a newly appointed CEO, the previously approved compensation package for the CEO, subject to an annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.1.2.Base Salary for any officer reporting directly to the CEO shall be the maximum of (i) the 75th percentile of the Market Benchmark for such officer, (ii) the latest shareholder approved compensation package for the respective officer, or (iii) in the case of a newly appointed officer, the previously approved compensation package for such officer, subject to annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.2.Additional Terms of Compensation. The compensation for each officer may include additional standard benefits such as social benefits, pension insurance, managers’ insurance, study fund, car allowance, mobile phone allowance, and medical insurance. For the avoidance of doubt, in any event, the aggregate amount and/or update of such additional benefits shall not exceed fifty percent (50%) of the officer's Base Salary, excluding such officers whose company car tax liability is grossed up and paid by the Company, in which case such additional benefits shall not exceed seventy percent (70%) of the officer's Base Salary.

2.2.3.Insurance, Exculpation and Indemnification. The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Company, pursuant to the provisions of the Articles of Association of the Company and applicable law.

2.2.4.Retirement Terms

2.2.4.1.Advance Notice. The advance notice period shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.1 above, but shall not exceed a period of twelve (12) months advance notice (“Advance Notice”), except in cases whereby a severance payment is specified in the officers’ employment agreement for termination without cause or for good reason.

2.2.4.2.In any event the combination of an Advance Notice and a retirement grant provided to a Company officer shall not exceed a period of twelve (12) months all together.

2.2.5.Annual Cash Bonus

2.2.5.1.Maximum Amount of the Annual Cash Bonus.  The compensation package of officers may include an annual cash bonus based on long-term measurable criteria and non-measurable criteria as set forth hereunder (“Bonus”).

In the event that an officer is eligible for a Bonus, pursuant to the terms of his or her employment, the Bonus shall be subject to the following:

•The Bonus of each officer shall not exceed twelve (12) times such officer’s monthly Base Salary.

•In any event, the aggregate amount of all Bonuses, including the cash component of any Exceptional Awards, paid to each of the Company's officers (on an annual basis), on the date of payment thereof, shall not exceed the gross sum equal to 150% (one hundred fifty percent) of the Base Salary with respect to such Company's officers.

•The Bonus will be based mainly (in the case of the CEO, as agreed to in the CEO’s employment agreement) on measurable criteria consistent with goals and objectives established at comparable companies such as those related to clinical, regulatory and manufacturing progress, at the sole discretion of the Board.

2.2.5.2.The Board shall have discretion to reduce any amount out of the Bonus, excluding such bonuses the Company is obligated to pay its employees under any valid employment agreement and any such measurable criteria thereunder.

2.2.6.Share-based Compensation

2.2.6.1.The Board shall be entitled to grant to the Company’s directors and officers: Options, Restricted Stock Units or any other share-based compensation (“Share-based Compensation”), pursuant to the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”), or any successor or subsequent equity incentive plan adopted by the Company subsequent hereto, from time to time and subject to any applicable law. The Board may delegate its authority to grant Share-based Compensation under the Plan to a committee of the Board if it first sets the criteria for such grants (type, number of shares per position, term of option and vesting schedule). Further the Board may delegate the authority to issue the shares so issuable upon conversion or exercise of convertible securities to a committee or the CEO.

2.2.6.2.The amount of Share Based Compensation granted to the Company's officers initially upon commencement of employment shall not exceed:

•	CEO - 200,000 (two hundred thousand) Options or

Restricted Stock Units, in the aggregate; and

•	Any officer reporting directly to the CEO - 100,000

(one hundred thousand) Options or Restricted Stock Units, in the aggregate.

2.2.6.3.In addition, the amount of Share Based Compensation granted to the Company's officers on an annual basis (excluding initial grants to officers during the year of commencement of employment) shall not exceed:

•	CEO - 200,000 (two hundred thousand) Options or

Restricted Stock Units, in the aggregate; and

•	Any officer reporting directly to the CEO - 100,000

(one hundred thousand) Options or Restricted Stock Units, in the aggregate.

2.2.6.4.When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board shall consider whether the aforesaid grant is a suitable incentive for increasing the Company's value in the long term, the economic value of the grant, the exercise price and the other terms

2.2.6.5.Share-Based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant, and in any event the vesting shall be at a minimum (i) first cliff after one (1) year from the date of grant; and (ii) full vesting after thirty-six (36) months from the date of an officer first grant. As of the second grant to an officer, full vesting shall occur no earlier than thirty-six (36) months from the date of such applicable grant.

2.2.6.6.The exercise price and any other terms of the grant will be determined by the Compensation Committee and the Board, as required by any applicable law. In any event, such exercise price shall be equal to the Closing Price of the Company's shares as of the date of such grant, or if such date is not a trading day, the immediately preceding trading day.

2.2.6.7.The Compensation Committee has decided that in light of the limitations specified in Section 2.2.6.2 above, a limitation on the fair value of the Share-based Compensation after the date of grant will not be imposed.

2.2.7.Additional Payment of Exceptional Awards for Achievement of Key Deliverables/Milestones.  The compensation package of officers may include exceptional awards for the achievement of key deliverables or milestones in the form of cash bonus, or in the form of equity awards, in all cases as determined at the discretion of the Compensation Committee and/or the Board (“Exceptional Awards”).

2.2.8.Claw Back

2.2.8.1.In the event that a payment to an officer is based on false financial statements of the Company, the officer shall not be entitled to any additional payment and shall be required to repay any excess payments made to them.

2.3.Changes to an Existing Agreements with Officers. Any changes to the terms and conditions of an employment agreement with an officer, shall be examined by the Compensation Committee in order to determine whether: (i) the change is considered a Material Change in comparison to such officer's current employment terms; and (ii) whether such change is in compliance with the Company's Compensation Policy.

2.4.Compensation of Directors

2.4.1.Each member of the Board who is not also serving as an employee of the Company or any of its affiliates (each such member, an “Eligible Director”) will receive the compensation described in this Compensation Policy for his or her Board service. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

2.4.2.The annual cash compensation amount set forth below is payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred and payable in any currency chosen by each Eligible Director. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter, as follows:

Position	Board	Audit Committee	Any Other Committee
Chairman	US$195,000	US$20,000	US$15,000
Eligible Director/Member	US$40,000	US$7,500	US$5,000

2.4.3.The annual cash compensation will be paid quarterly.

2.4.4.The compensation of the Company's directors, who also serve as executive officers, shall be subject to the limitations as set forth above in this Compensation Policy. To the extent applicable, the compensation of the Company's external directors (“External Directors”) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

2.4.5.Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if any of the External Directors is a professional director, an expert director or a director who makes a unique contribution to the Company.

2.4.6.The Company shall be entitled to pay to its External Directors Share- Based Compensation subject to applicable law and under the restrictions as set forth under section 2.2.6, but in any event the aggregate fair value of the Share-Based Compensation, measured at the time of a new grant, for all of the External Directors of the Company, as a group, in a five-year period, shall not exceed a fair value of US$5,000,000 (five million U.S. Dollars).

2.4.7.The equity compensation set forth below will be granted under the Plan. All stock options granted under this Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to 100% (one hundred percent) of the Fair Market Value (as defined in the Plan) of the underlying Ordinary Shares on the date of grant, and a term of ten (10) years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

2.4.7.1.Initial Grant: On the Effective Date (in the case of Eligible Directors serving on the Board as of the Effective Date), or on the date of the Eligible Director’s initial appointment or election to the Board (in the case of Eligible Directors joining the Board following the Effective Date) (or, if either such date is not a market trading day, the first market trading day thereafter), each newly appointed Eligible Director will be automatically, and without further action by the Board or Compensation Committee, but subject to shareholders approval, if required, granted an option to purchase 20,000 (twenty thousand) Ordinary Shares at an exercise price per share equal to the closing price of the Ordinary Shares on the date of the Eligible Director’s initial appointment or election to the Board (or, if either such date is not a market trading day, the first market trading day thereafter). The shares subject to each such stock option will vest in equal quarterly installments for 12 (twelve) quarters, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through such vesting dates. A grant in excess of the 20,000 (twenty thousand) Initial Grant may be applied as an inducement for Eligible prospective or existing Directors, including the Chairman of the Company, in cases where the Board deems it appropriate in order to advance the interests of the Company, including without limitation in the case of the need for specific skills or leadership criteria on the Board.

If a director joins the Board between annual meetings, the annual grant awarded at his/her first annual meeting will be pro-rated based on the duration of service leading up to the meeting date: (i) for service between 0 (zero) and 90 (ninety) days - no grant; (ii) for service between 91 (ninety-one) and 180 (one hundred eighty) days - 5,000 (five thousand) options; and (iii) for service of at least 181 (one hundred eighty-one) days - 10,000 (ten thousand) options.

2.4.7.2.Annual Grant: On the date of each annual shareholders meeting of the Company held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such shareholders meeting will be automatically, and without further action by the Board or Compensation Committee, granted an option to purchase 10,000 (ten thousand) Ordinary Shares at an exercise price equal to the closing price of the Ordinary Shares on the date of grant. The shares subject to each such stock option will vest in equal quarterly installments for 4 (four) quarters, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through such vesting dates.

3.	GENERAL

The Compensation Committee and the Board shall, from time to time, review the Compensation Policy and assess the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

Furthermore, the Compensation Committee has taken under consideration the ratio between the Company's officers employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer's compensation to the average, median and lowest wage paid in the Company, and resolved that the above ratios are reasonable and acceptable in light of the Company's nature, and that they shouldn't have any impact on the labor relations in the Company.

The Compensation Committee has considered the ratio between the fixed and variable components in the Compensation Policy. The Compensation Committee has resolved that such ratio with respect to the Company's officers and Non-Executive Directors shall not exceed a ratio of 1:3. The Compensation Committee further resolved that considering the Company size, nature of activities and long-term goals it is a reasonable and acceptable ratio.

MMMMMMMMMMMM  MMMMMMMMM   Please do not write outside the designated areas.   000004  ENDORSEMENT_LINE______________ SACKPACK_____________   MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6  Using a black ink pen, mark your votes with an X as shown in this example.   MMMMMMMMMMMMMMM C123456789  000000000.000000 ext 000000000.000000 ext   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext    Your vote matters – here’s how to vote!  You may vote online instead of mailing this card. Online Go to www.investorvote.com/URGN or scan the QR code — login details are located in the shaded bar below.    Save paper, time and money! Sign up for electronic delivery at  www.investorvote.com/URGN    • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •   1. To elect to the Board of Directors the following eight nominees presented by the Board:  For Withhold  01 - Arie Belldegrun   02 - Elizabeth Barrett 04 - Fred E. Cohen 05 - Kathryn E. Falberg  07 - Ran Nussbaum 08 - Shawn C. Tomasello   For Against Abstain  2. To approve an amendment to the Company’s 2017 Equity Incentive Plan to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.    4. To approve terms of employment for Mark Schoenberg, Chief Medical Officer of the Company.    6. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company's proxy statement for the annual meeting.    For  Withhold  For  Withhold  +       03 - Cynthia M. Butitta           06 - Stuart Holden       For  Against  Abstain    3. To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law.  5. To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until the Company’s 2021 annual meeting of shareholders.  MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE   C 1234567890 J N T  140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 461849 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND    MMMMMMM +   03996C

The 2020 Annual Meeting of Shareholders of UroGen Pharma Ltd. will be held on  June 8, 2020 at 9:00am EST, virtually via the internet at www.meetingcenter.io/282744143.   To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.  The password for this meeting is — URGN2020.   Small steps make an impact.  Help the environment by consenting to receive electronic   delivery, sign up at www.investorvote.com/URGN    • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •  Proxy — UroGen Pharma Ltd.  +   Notice of 2020 Annual Meeting of Shareholders – June 8, 2020  Peter P. Pfreundschuh or Elizabeth Barrett are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would  possess if personally present, at the Annual Shareholders Meeting of UroGen Pharma Ltd. to be held virtually at www.meetingcenter.io/282744143 on  June 8, 2020 at 9:00 am EST, in accordance with the following instructions: in my capacity as a shareholder of the Company, I have indicated below my consent or objection  to the adoption of the proposed resolutions put to vote at such meeting, and I hereby instruct the proxy appointed above to vote all shares, as follows:   If not otherwise specified by the undersigned shareholder, the shares represented by this Proxy will be voted “FOR” each nominee in Proposal 1 and "FOR" Proposals 2 - 6.   Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR  Proposals 2, 3, 4 , 5 and 6.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  (Items to be voted appear on reverse side.)    Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.   Change of Address — Please print new address below. Comments — Please print your comments below.  +